UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________________
SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
___________________________________________
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☒	Definitive Proxy Statement
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☐	Soliciting Material Under § 240.14a-12
SILA REALTY TRUST, INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than Registrant)
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SILA REALTY TRUST, INC.
4890 W. Kennedy Blvd., Suite 650
Tampa, Florida 33609
April 30, 2021
Dear Stockholder:
You are cordially invited to attend our 2021 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, July 8, 2021, at 1:00 p.m. Eastern Time at our office located at 4890 W. Kennedy Blvd., Suite 650, Tampa, Florida 33609.
The matters expected to be acted upon at the meeting are described in the following Notice of the Annual Meeting and Proxy Statement.
Directors and officers will be available at the meeting to speak with you. There will be an opportunity during the meeting for your questions regarding the affairs of Sila Realty Trust, Inc. and for a discussion of the business to be considered at the meeting.
It is important that you use this opportunity to take part in the affairs of Sila Realty Trust, Inc. by voting on the business to come before this meeting. Whether or not you expect to attend the Annual Meeting and vote at the meeting, please complete, date, sign and promptly return the accompanying proxy card in the enclosed postage-paid envelope, or submit your proxy by using the telephone or the Internet, so that your shares may be represented at the meeting. For special instructions on how to vote your shares, please refer to the instructions on the proxy card. Submitting a proxy does not deprive you of your right to attend the meeting and to vote your shares during the meeting.
We look forward to seeing you at the meeting.

Sincerely,

Michael A. Seton
Chief Executive Officer and President

SILA REALTY TRUST, INC.
NOTICE OF 2021 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 8, 2021

To Sila Realty Trust, Inc. Stockholders:
NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting of Stockholders (“Annual Meeting”) of Sila Realty Trust, Inc., a Maryland corporation (the “Company,” “we,” or “us”), will be held on Thursday, July 8, 2021, at 1:00 p.m. Eastern Time at our office located at 4890 W. Kennedy Blvd., Suite 650, Tampa, Florida 33609.
The purposes of the meeting are to consider and vote upon:
1. the election of six directors to hold office until the 2022 Annual Meeting of Stockholders and until their successors are duly elected and qualify;
2. the approval (on a non-binding advisory basis) of our executive compensation as described in this proxy statement ("say-on-pay");
3. the approval (on a non-binding advisory basis) of the frequency of future non-binding advisory votes on our executive compensation ("say-on-frequency");
4. the ratification of the appointment of KPMG LLP, or KPMG, as our independent registered public accounting firm for the year ending December 31, 2021; and
5. such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The proposals and other related matters are discussed in the following pages, which are made part of this notice.
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR EACH OF THE DIRECTOR NOMINEES, FOR THE APPROVAL OF OUR EXECUTIVE COMPENSATION, FOR THE APPROVAL OF FUTURE VOTES ON OUR EXECUTIVE COMPENSATION EVERY ONE YEAR AND FOR THE RATIFICATION OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.
Only stockholders of record at the close of business on April 22, 2021, or the record date, are entitled to receive this notice and to vote at the Annual Meeting. As of the close of business on the record date, there were 166,996,024 shares of our Class A common stock outstanding, 12,812,748 shares of our Class I common stock outstanding, 39,758,621 shares of our Class T common stock outstanding and 3,411,868 shares of our Class T2 common stock outstanding. We reserve the right, in our sole discretion, to adjourn or postpone the Annual Meeting to provide more time to solicit proxies for the meeting.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON JULY 8, 2021.
The proxy statement, form of proxy card and annual report to stockholders are available (a) for all stockholders other than those listed in (b), at www.proxydocs.com/sila with the use of the control number on your proxy card, and (b) for stockholders with accounts for which AXA Advisors, LLC, Ameriprise Financial, Inc., Wells Fargo Clearing Services, LLC and LPL Financial LLC act as broker-dealer of record, at www.proxyvote.com with the use of the control number on your proxy card.
Whether or not you expect to attend the Annual Meeting, we urge you to read the proxy statement and either complete, sign and date the enclosed proxy card and return it promptly in the envelope provided or submit your proxy by telephone or the Internet. For specific instructions on how to vote your shares, please refer to the instruction on the proxy card. Your prompt response will help avoid potential delays and may save the company significant additional expense associated with soliciting stockholder votes. You may revoke your proxy at any time prior to its exercise.

Sincerely,
By Order of the Board of Directors

Kay C. Neely
Chief Financial Officer, Treasurer and Secretary
Tampa, Florida
April 30, 2021
PLEASE VOTE - YOUR VOTE IS IMPORTANT

SILA REALTY TRUST, INC.
(A Maryland Corporation)

SILA REALTY TRUST, INC.
4890 W. Kennedy Blvd., Suite 650
Tampa, Florida 33609
PROXY STATEMENT
QUESTIONS AND ANSWERS
We are providing you with this proxy statement, which contains information about the items to be voted upon at our Annual Meeting. To make this information easier to understand, we have presented some of the information below in a question and answer format.

Q:	Why did you send me this proxy statement?

A:	We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your proxy to vote your shares of the Company’s common stock at the Annual Meeting. This proxy statement includes information that we are required to provide to you under the rules of the U.S. Securities and Exchange Commission, or the SEC, and is designed to assist you in voting. This proxy statement and the proxy card are being mailed to you on or about April 30, 2021. You do not need to attend the Annual Meeting in order to vote.

Q:	What is a proxy?

A:
A proxy is a person who votes the shares of stock of another person who does not attend a meeting. The term “proxy” also refers to the proxy card. When you return the enclosed proxy card, or give your proxy by telephone or over the Internet, you are giving us your permission to vote your shares of common stock at the Annual Meeting. The person who will vote your shares of common stock at the Annual Meeting is either Michael A. Seton or Kay C. Neely. They will vote your shares of common stock as you instruct. The proxies will not vote your shares of common stock if you do not return the enclosed proxy card or submit your proxy by telephone or over the Internet. This is why it is important for you to return the proxy card or submit your proxy by telephone or over the Internet to us as soon as possible whether or not you plan on attending the meeting in person. If you sign and return the proxy card, or authorize your proxy by telephone or over the Internet, and give no instructions, the proxies will vote "FOR" each of the director nominees, "FOR" our executive compensation, "ONE YEAR" for the frequency of future non-binding advisory votes on our executive compensation and "FOR" the ratification of KPMG as our independent registered public accounting firm for the fiscal year ending December 31, 2021. With respect to any other proposals to be voted upon, they will vote in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in their discretion.

If you authorize your proxy over the Internet or by telephone, please do not return your proxy card.

Q:	When is the Annual Meeting and where will it be held?

A:	The Annual Meeting will be held on Thursday, July 8, 2021, at 1:00 p.m. Eastern Time at our office at 4890 W. Kennedy Blvd., Suite 650, Tampa, Florida 33609.

Q:	If I plan to attend the annual meeting in person, should I notify anyone?

A:	While you are not required to notify anyone in order to attend the Annual Meeting, we would appreciate it if you would mark the appropriate box on the applicable enclosed proxy card or call us at 813-287-0101 to let us know how many stockholders will be attending the meeting and a suitable meeting room for the attendees can be prepared.

Q:	How many shares of common stock can vote?

A:
As of the close of business on the record date, there were 166,996,024 shares of our Class A common stock outstanding, 12,812,748 shares of our Class I common stock outstanding, 39,758,621 shares of our Class T common stock outstanding and 3,411,868 shares of our Class T2 common stock outstanding. Every stockholder of record as of the close of business on April 22, 2021, is entitled to one vote for each share of common stock held at that date and time. Fractional shares will have corresponding fractional votes. For purposes of this proxy statement, when we refer to common stock, we are referring to Class A common stock, Class I common stock, Class T common stock and Class T2 common stock. Shares of Class A common stock, Class I common stock, Class T common stock and Class T2 common stock vote together as a single class, and each share is entitled to one vote on each matter submitted to a vote at a meeting of our stockholders.

Q:	What is a “quorum”?

A:
There must be a quorum present in order for the Annual Meeting to be a duly held meeting at which business can be conducted. In order to have a quorum for the transaction of business by the holders of common stock, holders of common stock entitled to cast at least 50% of all the votes entitled to be cast by the holders of common stock at the Annual Meeting on any matter must be present in person or by proxy. As of the record date, there were 222,979,261 shares of common stock outstanding, held by approximately 62,109 holders of record. Each share of common stock is entitled to one vote on each proposal presented at the Annual Meeting. If you submit a properly executed proxy card, even if you abstain from voting or do not give instructions for voting, then you will at least be considered part of the quorum. Broker non-votes will also be counted to determine whether a quorum is present. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner.

Q:	What may I vote on?

A:	At the Annual Meeting, you will be asked to consider and vote upon: (i) the election of six directors, to hold office for a one-year term expiring at the 2022 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified; (ii) the approval of our executive compensation as described in this proxy statement; (iii) the approval of the frequency of future non-binding advisory votes on our executive compensation; (iv) the ratification of the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2021; and (v) such other business as may properly come before the Annual Meeting or any adjournment or postponement.

Q:	How does the board of directors recommend I vote on the proposals?

A:
The Board of Directors unanimously recommends that you vote your shares “FOR” each of the nominees for election as director who are named as such in this proxy statement, "FOR" our executive compensation as described in this proxy statement, "ONE YEAR" for the frequency of future non-binding advisory votes on our executive compensation, and “FOR” the ratification of KPMG as our independent registered public accounting firm for the year ending December 31, 2021. No director has informed us that he or she intends to oppose any action intended to be taken by us.

Q:	Who is entitled to vote?

A:	Anyone who owned our common stock at the close of business on the record date is entitled to vote at the Annual Meeting.

Q:	What vote is required to approve each proposal that comes before the Annual Meeting?

A:
Proposal No. 1 — Election of Directors. The holders of a majority of the shares of common stock of the Company entitled to vote who are present in person or by proxy at a meeting of stockholders duly called at which a quorum is present, may, without the necessity for concurrence by the Board of Directors, vote to elect a director. This means that a nominee for the Board of Directors needs to receive more votes for his or her election than withheld from or present but not voted in his or her election in order to be elected to the Board of Directors. Because of this requirement, “withheld” votes and broker non-votes will have the effect of a vote against each nominee for the Board of Directors. If an incumbent nominee for the Board of Directors fails to receive the required number of votes for re-election, then under Maryland law, he or she will continue to serve as a “holdover” director until his or her successor is duly elected and qualifies.

Proposal No. 2 — Non-Binding Advisory Vote on Executive Compensation. While the proposal to approve the compensation for our named executive officers as described in this proxy statement is non-binding, we will consider the input of stockholders based on the vote of at least a majority of all the votes cast on the proposal. For purposes of this proposal, abstentions and broker non-votes, if any, will have no effect on the outcome of the vote.

Proposal No. 3 — Non-Binding Advisory Vote on The Frequency of Future Advisory Votes on Executive Compensation. While the proposal to approve the frequency of the advisory vote on executive compensation (one, two or three years) is non-binding, we will consider the input of stockholders based on the alternative that receives the most votes cast. Stockholders may also abstain. For purposes of this proposal, abstentions and broker non-votes, if any, will have no effect on the outcome of the vote.

Proposal No. 4 — Ratification of Appointment of Independent Registered Accounting Firm. To approve the ratification of the appointment of KPMG, the affirmative vote of a majority of all votes cast at a meeting at which a quorum is present must be cast in favor of the proposal. Abstentions and broker non-votes will have no impact on the proposal to ratify the appointment of KPMG.

Q:	How do I vote?

A:	You may vote your shares of common stock either in person or by proxy. In order to vote in person, you must attend the Annual Meeting. Whether you plan to attend the Annual Meeting and vote in person or not, we urge you to have your vote recorded. Stockholders may submit their proxy via mail, using the enclosed proxy card. In addition, stockholders who live in the United States may authorize a proxy by following the “Vote by Phone” instructions on the enclosed proxy card. Stockholders with Internet access may submit a proxy by following the “Vote by Internet” instructions on the enclosed proxy card. The telephone and Internet voting procedures are designed to authenticate the stockholder’s identity and to allow stockholders to authorize a proxy and confirm that their instructions have been properly recorded. If the telephone or Internet option is available to you, we strongly encourage you to use it because it is faster and less costly. If you attend the annual meeting, you also may submit your vote in person, and any previous votes or proxies that you submitted will be superseded by the vote that you cast at the Annual Meeting. However, attendance at the Annual Meeting without voting your shares is not sufficient to revoke any previously authorized proxy. If you return your signed proxy card, or authorize your proxy by telephone or over the Internet, but do not indicate how you wish to vote, your shares of common stock will be counted as present for purposes of determining a quorum and voted: (i) “FOR” each of the nominees for director, (ii) “FOR” our named executive officer compensation as described in this proxy statement, (iii) “ONE YEAR” for the frequency of future non-binding advisory votes on our named executive officer compensation, (iv) “FOR” ratification of the appointment of KPMG as our independent registered public accounting firm for the year ending December 31, 2021 and (v) with respect to any other proposals to be voted upon in the absence of a recommendation of the Board of Directors, in the discretion of the proxies.

Q:	Will my vote make a difference?

A:
Yes. Your vote is needed to ensure that the proposals can be acted upon. Unlike most public companies, no large brokerage houses or affiliated groups of stockholders own substantial blocks of our shares. As a result, a large number of our stockholders must be present in person or by proxy at the Annual Meeting to constitute a quorum. THEREFORE, YOUR VOTE IS VERY IMPORTANT EVEN IF YOU OWN ONLY A SMALL NUMBER OF SHARES! Your immediate response will help avoid potential delays and may save us significant additional expense associated with soliciting stockholder votes. We encourage you to participate in the governance of the Company and welcome your attendance at the Annual Meeting.

Q:	What if I return my proxy card and then change my mind?

A:	You have the right to revoke your proxy at any time before the vote by:

(1) Notifying Kay C. Neely, our Chief Financial Officer, Treasurer and Secretary, in writing at our offices located at 4890 W. Kennedy Blvd., Suite 650 Tampa, Florida 33609;

(2) Attending the Annual Meeting and voting; or

(3) Authorizing another proxy again at a later date using the same procedure as set forth above, but before the Annual Meeting date. Only the most recent proxy authorization or vote will be counted and all others will be discarded regardless of the method of voting.

Q:	How will voting on any other business be conducted?

A:	Although we do not know of any business to be considered at the Annual Meeting other than the election of directors, the advisory vote on our executive compensation, the advisory vote on the frequency of future nonbinding advisory votes on our executive compensation, and the ratification of our auditor, if any other business is properly presented at the Annual Meeting, your proxy gives authority to Michael A. Seton, our Chief Executive Officer and President, and Kay C. Neely, our Chief Financial Officer, Treasurer and Secretary, to vote on such matters in their discretion.

Q:	Is this proxy statement the only way that proxies are being solicited?

A:	No. In addition to mailing proxy solicitation material, our directors, officers or employees, as well as third-party proxy service companies we retain, may also solicit proxies in person, by telephone or by any other electronic means of communication we deem appropriate. No additional compensation will be paid to our directors, officers or employees for such services. We have retained Mediant Communications, Inc. to assist us in the distribution of proxy materials and solicitation of votes. We anticipate the costs of services incidental to the proxy solicitation to be approximately $122,800, excluding out of pocket expenses.

Q:	Who pays the cost of this proxy solicitation?

A:	We will pay all the costs of soliciting these proxies. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders.

Q:	If I share my residence with another stockholder of the Company, how many copies of the proxy statement should I receive?

A:	The SEC has adopted a rule concerning the delivery of disclosure documents that allows us to send a single set of any annual report, proxy statement, proxy statement combined with a prospectus, or information statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “householding.” This rule benefits both you and the Company. It reduces the volume of duplicative information received at your household and helps the Company reduce expenses. Each stockholder subject to householding will continue to receive a separate proxy card or voting instruction card. The Company will deliver promptly, upon written or oral request, a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of the document was previously delivered. If you received a single set of disclosure documents for this year, but you would prefer to receive your own copy, you may direct requests for separate copies to Mediant at (844) 391-3599 or write to P.O. Box 8035, Cary, North Carolina 27512-9916. If you are a stockholder that receives multiple copies of our proxy materials, you may request householding by contacting us in the same manner and requesting a householding consent.

Q:	Whom should I call if I have any questions?

A:	If you have any questions about how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, you should contact:

Sila Realty Trust, Inc.
Attn: Kay C. Neely, Secretary
4890 W. Kennedy Blvd., Suite 650
Tampa, Florida 33609
(813) 316-4337

Mediant Communications, Inc.
P.O. Box 8035
Cary, North Carolina 27512-9916
(844) 391-3599

PROPOSAL NO. 1 — ELECTION OF DIRECTORS
At the Annual Meeting, you and the other stockholders will vote on the election of all six members of our Board of Directors. Persons elected will serve as directors until the 2022 Annual Meeting of Stockholders and until their successors are duly elected and qualify. The Board of Directors has nominated the following people for re-election as directors:
•Jonathan Kuchin
•Randall Greene
•Adrienne Kirby
•Roger Pratt
•Ronald Rayevich
•Michael A. Seton
Each of the nominees for director is a current member of our Board of Directors. The principal occupation and certain other information about the nominees are set forth below. We are not aware of any family relationship among any of the nominees to become directors or any of the executive officers of the Company. Each of the nominees for election as director has stated that there is no arrangement or understanding of any kind between him or her and any other person relating to his or her election as a director, except that such nominees have agreed to serve as our directors if elected.
If you return a properly executed proxy card, or if you authorize your proxy by telephone or over the Internet, the individuals named as the proxies will vote your shares for the election of the nominees listed above. If any nominee becomes unable or unwilling to stand for re-election, the Board of Directors may reduce its size, designate a substitute nominee, or fill the vacancy through a majority vote of the remaining directors (including a majority of the remaining independent directors if the vacancy relates to an independent director position). If a substitute is designated, proxies voting on the original nominee will be cast for the substituted nominee.
Vote Required; Recommendation
The holders of a majority of the shares of common stock of the Company entitled to vote who are present in person or by proxy at a meeting of stockholders duly called at which a quorum is present, may, without the necessity for concurrence by the Board of Directors, vote to elect a director. This means that a nominee for the Board of Directors needs to receive more votes for his or her election than withheld from or present but not voted in his or her election in order to be elected to the Board of Directors. Because of this requirement, “withheld” votes and broker non-votes will have the effect of a vote against each nominee for the Board of Directors. If an incumbent nominee for the Board of Directors fails to receive the required number of votes for re-election, then under Maryland law, he or she will continue to serve as a “holdover” director until his or her successor is duly elected and qualifies.
THE BOARD UNANIMOUSLY RECOMMENDS STOCKHOLDERS VOTE “FOR ” EACH OF THE SIX NOMINEES FOR ELECTION AS DIRECTORS.

CERTAIN INFORMATION ABOUT OUR BOARD OF DIRECTORS AND EXECUTIVE OFFICERS
Board of Directors
In accordance with applicable law and our charter and bylaws, the business and affairs of the Company are managed under the direction of our Board of Directors.
Board Membership Criteria and Selection of Directors
Our Board of Directors annually reviews the appropriate experience, skills and characteristics required of board members in the context of the then-current membership of the Board of Directors. This assessment includes, in the context of the perceived needs of the Board of Directors at that time, issues of knowledge, experience, judgment and skills such as an understanding of the real estate industry or healthcare and data center industries or accounting or financial management expertise. Other considerations include the candidate’s independence from conflicts of interest with the Company and the ability of the candidate to attend board meetings regularly and to devote an appropriate amount of effort in preparation for those meetings. It also is expected that independent directors nominated by the Board of Directors shall be individuals who possess a reputation and hold positions or affiliations befitting a director of a large publicly held company and are actively engaged in their occupations or professions or are otherwise regularly involved in the business, professional or academic community. A majority of our directors must be independent, as defined in our charter. Moreover, as required by our charter, at least one of our independent directors must have at least three years of relevant real estate experience, and each director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets we acquire and manage.
Our Board of Directors is responsible for selecting its own nominees and recommending them for election by the stockholders. Each of our nominees was recommended by the Nominating and Corporate Governance Committee (the "NCG Committee"), of our Board of Directors. Pursuant to our charter, however, the independent directors must nominate replacements for any vacancies among the independent director positions. All director nominees then stand for election by the stockholders annually.
In its nomination review process, our Board of Directors solicits candidate recommendations from its own members and management of the Company. From time to time, we may employ or pay a fee to a third party to identify or evaluate, or assist in identifying or evaluating, potential director nominees, if we determine such action to be in the best interests of the Company. In 2020, the NCG Committee engaged Ferguson Partners, an executive search firm and an affiliate of FPL Associates, L.P., to assist us in the search for a new director. Ferguson Partners identified, and the Board of Directors subsequently elected as a director of the Company, Adrienne Kirby, who is nominated for re-election at the annual meeting. The fees paid to Ferguson Partners are discussed below under “Role of the Compensation Consultant.”
The NCG Committee of our Board of Directors also will consider recommendations made by stockholders for director nominees who meet the established director criteria set forth above. The NCG Committee’s process for identifying and evaluating nominees for director, including nominees recommended by stockholders, involves (with or without the assistance of a retained search firm) compiling names of potentially eligible candidates, vetting candidates’ qualifications, conducting background and reference checks, conducting interviews with candidates and/or others (as schedules permit), meeting to consider and recommend final candidates to the Board and, as appropriate, preparing and presenting to the Board an analysis with regard to particular, recommended candidates. It is the policy of the NCG Committee to consider any director candidates recommended by stockholders of the Company in the same manner in which it evaluates other potential nominees, so long as the information regarding director candidates recommended by stockholders is submitted in compliance with the Company’s charter and bylaws. Stockholders may directly nominate potential directors for consideration at an annual meeting (without the recommendation of our Board of Directors) by satisfying the procedural requirements for such nomination as provided in Article II, Section 11 of our bylaws.
In considering possible candidates for election as a director, the Board of Directors is guided by the principle that each director should: (i) be an individual of high character and integrity; (ii) be accomplished in his or her respective field, with superior credentials and recognition; (iii) have relevant expertise and experience upon which to base advice and guidance to management in the conduct of our real estate investment and management activities; (iv) have sufficient time available to devote to our affairs; and (v) represent the long-term interests of our stockholders as a whole. Our Board of Directors regularly assesses the composition and diversity of its members, in the broadest sense, reflecting, but not limited to, age, experience, skills, geography, gender and ethnicity. While we do not have a formal diversity policy, we believe that the backgrounds and qualifications of our directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow our Board of Directors to fulfill its responsibilities.

Director Nominees
Our Board of Directors has nominated each of the following individuals for election as a director to serve until our 2022 Annual Meeting of Stockholders and until their successors are duly elected and qualify. Messrs. Kuchin, Greene, Pratt and Rayevich and Ms. Kirby qualify as independent directors.

Name	Age	Positions
Jonathan Kuchin	69	Chairman of the Board (Independent)
Randall Greene	72	Director (Independent)
Adrienne Kirby	67	Director (Independent)
Roger Pratt	68	Director (Independent)
Ronald Rayevich	78	Director (Independent)
Michael A. Seton	48	Chief Executive Officer, President and Director
Jonathan Kuchin has been an independent director of Sila Realty Trust, Inc. since April 2014. Mr. Kuchin has more than 29 years of experience in public accounting, focusing on public companies and their financial and tax issues, including accounting for income taxes, initial public offerings, public financings, mergers and acquisitions, executive compensation issues, and implementation and compliance with the Sarbanes-Oxley Act of 2002. Mr. Kuchin served as an independent director of Carter Validus Mission Critical REIT, Inc. from March 2011 to October 2019. From 1997 until his retirement in 2010, Mr. Kuchin served in various positions with PricewaterhouseCoopers, most recently as a tax partner, 2004 – 2010, where he focused on public and private REIT clients, SEC reporting aspects of public REITs, including accounting for income taxes and uncertainty of income taxes, as well as compliance with the Sarbanes-Oxley Act. From October 1988 to July 1997, Mr. Kuchin held various positions with Coopers & Lybrand, culminating in partnership. Mr. Kuchin obtained a bachelor’s in business economics from the University of California, Santa Barbara in 1981 and is licensed as a certified public accountant. Mr. Kuchin was selected to serve as an independent director because of his significant real estate industry experience and his expansive knowledge in the public accounting and tax.
Randall Greene has been an independent director of Sila Realty Trust, Inc. since April 2014. Mr. Greene has over 40 years of experience in real estate management, mortgage banking, construction and property development and has been an executive coach for almost 20 years to a number of Tampa-area chief executive officers through Vistage Florida. Since 1999, Mr. Greene has served as the Managing Partner and a director of Greene Capital Partners, LLC, an investment and advisory firm, as well as President and a director of ITR Capital Management, LLC, an investment management firm, since 2009. Mr. Greene has served as a director of Carter Multifamily Growth & Income Fund since December 2017. Mr. Greene served as a director of Carter Validus Mission Critical REIT, Inc. from July 2010 to October 2019. Prior to that, Mr. Greene served as the Chief Operating Officer of the Florida Department of Environmental Protection from 2011 to 2015. Earlier in his career, Mr. Greene held various positions involving the acquisition, development and oversight of residential and commercial properties: (1) consultant with Eastbrokers, A.B. (1992 – 1995); (2) President and director of Beggins/Greene, Inc. (1986 – 1993); (3) President and Chief Executive Officer of Coastland Corporation of Florida (formerly Nasdaq: CLFL) (1976 – 1986); and Vice President of and Charter Mortgage Co. and President of its subsidiary, St. John’s Management Company (1975 –1977). Mr. Greene has been active in various private organizations, including the Florida Chapter of the Young Presidents’ Organization, World Presidents’ Organization, Tampa Young Presidents’ Organization Forum III, Association for Corporate Growth, Leadership Tampa, the Financial Planning Association, Phi Kappa Tau Fraternity, and Florida Blue Key. Mr. Greene obtained a bachelor of science with distinction from Eckerd College in 1986 and a master of business administration from The Wharton School, University of Pennsylvania in 1988. Mr. Greene is a certified financial planner. Mr. Greene was selected to serve as a director because of his extensive knowledge of the real estate and mortgage banking industries and his prior role as the president and chief executive officer of a public company community developer.
Adrienne Kirby became an independent director and member of the Audit Committee and the Nominating and Corporate Governance Committee of Sila Realty Trust, Inc. in April 2021. Since 2019, Ms. Kirby has served on the board of directors of three private companies, Trellis Rx, MedVet, and Greenway Health. Most recently, Ms. Kirby served in several capacities with Cooper University Health Care: Executive Chairman and Chief Executive Officer (2018 – 2019), President and Chief Executive Officer (2013 –2018), and Senior Vice President and Chief Operating Officer (2012 – 2013). In these roles, Ms. Kirby led the implementation of a strategic partnership and strategic plan resulting in key growth outcomes, the transformation from a safety net hospital to a regional academic tertiary care center with a new medical school and advanced programs in cancer, cardiac, trauma and surgical care, extensive facility acquisition, development and expansion initiatives, and other pivotal partnerships, initiatives and transformations, significantly improving the company’s financial performance and achieving unprecedented volume growth. From 2010 to 2012, Ms. Kirby worked for MedStar Health, a nine hospital healthcare system with operations in Washington, D.C. and throughout Maryland, as Senior Vice President, MedStar then President, Franklin Square Medical Center. Previously, Ms. Kirby worked for VIRTUA Health, the largest health system in southern New Jersey, performing in various roles from 1999 to 2010, culminating as Chief Operating Officer. Earlier in her career, Ms. Kirby held various positions with Christina Care, the University of Pennsylvania Medical Center, and Hahnemann University. Ms. Kirby earned a bachelor’s degree in nursing from Rutgers University and a master’s degree in nursing and a Ph.D. from the University of Pennsylvania. Ms. Kirby was selected to serve as an independent director because of her significant experience leading and operating healthcare systems.
Roger Pratt has been an independent director and member of the Audit Committee of Sila Realty Trust, Inc. since July 2018. Mr. Pratt currently serves as Senior Advisor to the Elite International Investment Fund (2016 – present). Mr. Pratt was the Managing Director for Prudential Real Estate Investors (PREI) from 1995 until his retirement in 2014. In this capacity, he served as a senior leader at PREI, which over the course of his 32-year career with PREI became a global real estate manager with over $50 billion in gross assets. Mr. Pratt held various roles with PREI and entities affiliated with Prudential: (1) member of the U.S., Latin American and Global Investment and Management Committees of PREI (1995 – 2013); (2) Co-Chief Risk & Investment Officer of PREI (2012 – 2014); (3) US Senior Portfolio Manager of PREI (1995 – 2011); (4) directing role for PREI’s US Single Client accounts (1997 – 2011); (5) directing role for PREI’s Senior Housing platform (2003 – 2010); (6) Co-founder and Senior Portfolio Manager of PRISA III (2003 – 2010); (7) Senior Portfolio Manager of PRISA II (1995 – 2011); and (8) Portfolio Manager of PREI (1992 – 1995). From 1982 to 1992, Mr. Pratt served in various capacities with the Prudential Realty Group (PRG) as an asset manager and later served as the head of PRG’s New Jersey regional office and co-head of PRG’s national development portfolio. On behalf of PRISA II, Mr. Pratt served on the board of trustees of Starwood Hotels and Resorts Worldwide, Inc. (1997 – 1999) (formerly NYSE: HOT). Previously, he served as a Community Development Planner for the State of North Carolina (1976 – 1980). Mr. Pratt serves on the Wood Center Real Estate Studies Advisory Board at the University of North Carolina, the Foundation Board of the Mason School of Business at the College of William and Mary, the Board of Directors of the Schumann Fund for New Jersey, and the Board of Directors of The George Washington University Museum and The Textile Museum in Washington, D.C. Mr. Pratt earned a master of regional planning in 1976 from the University of North Carolina, a master of business administration in 1982 as a Dean’s Scholar from the University of North Carolina, and a bachelor of arts degree from the College of William and Mary in 1974, graduating Phi Beta Kappa. Mr. Pratt was selected to serve as an independent director because of his significant real estate and capital markets experience.
Ronald Rayevich has been an independent director of Sila Realty Trust, Inc. since April 2014. He has more than 55 years of residential and commercial real estate and investment management experience. Mr. Rayevich formed Raymar Associates, Inc. in 1995, following an early retirement, and continues to provide consulting services to commercial real estate clients. Mr. Rayevich served as an independent director of Carter Validus Mission Critical REIT, Inc. (July 2010 – October 2019). Previously, Mr. Rayevich worked for Prudential Insurance Company (now Prudential Financial) (1965 – 1979) and (1985 – 1994), last serving as President and Chief Operating Officer of The Prudential Realty Group. Previously, Mr. Rayevich served as the Managing Director, Investment Banking, of Prudential-Bache Securities (now Wells Fargo Advisors) (1982 – 1986). He served as Vice President for Investments at Columbia University with management responsibility for the university’s endowment (1979 –1982). Mr. Rayevich previously served as National President and a Director Emeritus of NAIOP, the Commercial Real Estate Development Association. In these roles, he founded the NAIOP National Forums Program and founded and served as the Chairman and Governor of the NAIOP Research Foundation. He continues to serve as the Chair of the NAIOP Research Foundation’s Audit and Investment Committees. Mr. Rayevich has been a Full Member of the Urban Land Institute since 1991. From 2003 to 2015, he served as a member of The Citadel Trust, which manages the university’s endowment, and was elected its Chairman for a six year term. Mr. Rayevich obtained a bachelor of arts in history from The Citadel in 1964 and a master of business administration with a specialization in finance from Florida State University in 1971. Mr. Rayevich was selected to serve as an independent director due to his significant experience in the real estate and financial services industries and he brings valuable knowledge and insight into the real estate investment process.
Michael A. Seton has served as a director of Sila Realty Trust, Inc. since July 2018, Chief Executive Officer since April 2018 and as President since March 2015. Mr. Seton has more than 25 years of real estate investment and finance experience. He has served in various roles with the Company and entities affiliated with the Company: (1) Chief Executive Officer of Carter Validus Mission Critical REIT, Inc. (April 2018 – October 2019) and President (March 2015 – October 2019); (2) President of Carter/Validus Advisors, LLC (April 2012 – October 2019), member of the Investment Committee (November 2010 – October 2019), Chief Executive Officer (April 2018 – October 2019), Co-Chief Executive Officer (August 2015 –April 2018), Chief Investment Officer and Executive Vice President (July 2011 – April 2012), Vice President (November 2010 – July 2011), Chief Financial Officer (March 2010 – November 2010); (3) Chief Executive Officer of Carter Validus Advisors II, LLC (April 2018 – September 2020), Co-Chief Executive Officer (August 2015 – April 2018), President (January 2013 – September 2020), and member of the Investment Committee (January 2013 – September 2020); (4) Co-founder and Chief Executive Officer of Carter Validus REIT Management Company II, LLC (June 2012 – September 2020), Co-Chief Executive Officer (July 2015 – April 2018), and President (January 2013 – September 2020); (5) Co-founder and Chief Executive Officer of Carter/Validus REIT Investment Management Company, LLC (August 2009 – October 2019), Co-Chief Executive Officer (July 2015 – April 2018), and President (December 2009 – October 2019); (6) Chief Executive Officer of CV REIT

Management Company, LLC (March 2018 – September 2020) and Co-Chief Executive Officer (October 2015 – April 2018); (7) Chief Executive Officer of CV Data Center Growth & Income Fund Manager, LLC (May 2018 – December 2019); and (8) member of the Investment Committee of CV Data Center Growth & Income REIT Advisors, LLC (May 2018 – December 2019). Previously, Mr. Seton was a Managing Director and Division Head in the Originations Group at Eurohypo AG (including its predecessor organizations, now part of Commerzbank AG) from December 1996 until June 2009. In this role, Mr. Seton led a team of professionals in the origination, structuring, documentation, closing and syndication of real estate financings for private developers, traded and non-traded public real estate investment trusts, and real estate operating companies. Real estate finance transactions in which Mr. Seton was involved included both on and off-balance sheet executions, including senior debt and mezzanine financings. Mr. Seton obtained a Bachelor of Science in economics from Vanderbilt University in 1994.
Attendance at Board Meetings and the Annual Stockholder Meeting
Our Board of Directors held eight meetings during the fiscal year ended December 31, 2020. Each of our incumbent directors (excluding Ms. Kirby who was not a director in 2020) attended 100% of the aggregate total number of meetings of our Board of Directors held during the period for which he served as a director and of the aggregate total number of meetings held by all committees of our Board of Directors on which he served during the periods in which he served. Although we do not have a formal policy regarding attendance by members of our Board of Directors at our Annual Meeting, we encourage all of our directors to attend. All of our directors attended the 2020 Annual Meeting of Stockholders, which was held virtually.
Director Independence
As required by our charter, a majority of the members of our Board of Directors must qualify as “independent directors” as affirmatively determined by the Board of Directors. Our Board of Directors consults with our legal counsel and counsel to the independent directors, as applicable, to ensure that the determinations of our Board of Directors are consistent with our charter and applicable securities and other laws and regulations regarding the definition of “independent director.”
Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and the Company, our senior management and our independent registered public accounting firm, the Board of Directors has determined that Messrs. Kuchin, Greene, Pratt and Rayevich and Ms. Kirby, who comprise a majority of our board, qualify as independent directors. A copy of our independent director definition, which is contained in our charter and complies with the requirements of the North American Securities Administrators Association’s Statement of Policy Regarding Real Estate Investment Trusts, or the NASAA REIT Guidelines, can be located on our website at www.silarealtytrust.com by clicking on "Investors," "About Us," and then on "Board of Directors." Although our shares are not listed for trading on any national securities exchange, our independent directors also meet the current independence and qualifications requirements of the New York Stock Exchange.
Committees of our Board of Directors
Audit Committee
The Audit Committee is composed of Messrs. Kuchin, Greene and Rayevich and Ms. Kirby, all four of whom are independent directors. The Audit Committee reports regularly to the full board and annually evaluates its performance. The Audit Committee meets periodically during the year, usually in conjunction with regular meetings of the Board of Directors. The Audit Committee, by approval of at least a majority of the members, selects the independent registered public accounting firm to audit our annual financial statements, reviews with the independent registered public accounting firm the plans and results of the audit engagement, approves the audit and non-audit services provided by the independent registered public accounting firm, reviews the independence of the independent registered public accounting firm, considers the range of audit and non-audit fees and reviews the adequacy of our internal accounting controls. Our Board of Directors has adopted a charter for the Audit Committee that sets forth its specific functions and responsibilities. The Audit Committee charter can be located on our website at www.silarealtytrust.com by clicking on "Investors," "About Us," "Governance Documents," and then on "Audit Committee Charter."
Although our shares are not listed for trading on any national securities exchange, all four members of the Audit Committee meet the current independence and qualifications requirements of the New York Stock Exchange, as well as our charter and applicable rules and regulations of the SEC. While all four members of the Audit Committee have significant financial and/or accounting experience, the Board of Directors has determined that Mr. Kuchin satisfies the SEC’s requirements for an “Audit Committee financial expert” and has designated Mr. Kuchin as our Audit Committee financial expert. The Audit Committee met five times during 2020.

Special Committee
As discussed in more detail in our Current Reports on Forms 8-K filed with the SEC on September 30, 2020 (the “Closing”), we closed on a transaction that provides for the internalization of the external management functions previously performed for us by our former advisor and its affiliates (the “Internalization Transaction”). In connection with the Internalization Transaction, our Board of Directors formed a Special Committee comprised of Messrs. Kuchin, Greene, Pratt and Rayevich to, among other things, review, evaluate, negotiate and approve the Internalization Transaction. Mr. Kuchin served as the chairperson of the Special Committee. The members of our Special Committee met 36 times during 2020. Following the Closing of the Internalization Transaction, this Special Committee was disbanded.
Compensation Committee
Effective upon the Closing of the Internalization Transaction, the Board of Directors approved and adopted a charter for the establishment of our Compensation Committee. The Compensation Committee has overall responsibility for approving and evaluating all compensation plans, policies, and our programs as they affect the executive officers, including reviewing the Company’s goals and objectives relevant to compensation, reviewing and approving base salaries, incentive compensation and supplemental or special benefits, reviewing and approving employment agreements, making recommendations to the Board of Directors regarding incentive compensation plans and equity-based plans, administering the Company’s incentive compensation plans and equity-based plans, reviewing disclosures in this proxy statement and compliance with SEC rules and regulations, monitoring and evaluating the Company’s exposure to risk in connection with compensation to NEOs, and performing any other functions deemed appropriate.
Without limiting the generality of this overall responsibility, the responsibilities of the Compensation Committee include: (a) reviewing and approving (or making recommendations to the Board of Directors regarding approval of) the Company’s corporate goals and objectives relevant to the compensation of the chief executive officer and evaluating the chief executive officer’s performance in light of such goals and objectives; (b) reviewing and approving (or making recommendations to the Board of Directors regarding approval of) base salary, incentive compensation and supplemental or special benefits, with respect to the executive officers other than the chief executive officer; (c) reviewing and approving (or making recommendations to the Board of Directors regarding approval of) executive officers’ employment agreements, severance agreements, and change of control agreements/provisions; (d) with respect to executive officers other than the chief executive officer, reviewing and recommending to the Board of Directors compensation, incentive compensation plans and equity based-plans; (e) administering the Company’s incentive compensation plans and equity-based plans as in effect and as adopted from time to time by the Board of Directors; (f) reviewing and approving new equity compensation plans or any material changes to an existing plan where stockholder approval has not been obtained; (g) reviewing and approving any stock option award or any other type of award as may be required for complying with any tax, securities, or other regulatory requirement; (h) ensuring appropriate overall corporate performance measures and goals are set and determining the extent that established goals have been achieved and any related compensation earned; (i) reviewing and discussing with the Company’s management the compensation-related disclosures required to be included in the Company’s annual proxy statement or annual report on Form 10-K to be filed with the SEC, and producing related reports on executive compensation to the extent required; (j) to the extent applicable, overseeing the Company’s policies regarding tax deductibility of executive compensation, provided that the Compensation Committee retains the flexibility to pay compensation that is not eligible for deduction under Section 162(m) as it deems appropriate; (k) overseeing the Company’s compliance with applicable SEC rules and regulations regarding stockholder approval of certain executive compensation matters, including advisory votes on executive compensation and the frequency of such votes; (l) monitoring and evaluating the Company’s exposure to risk in connection with executive and director compensation; and (m) performing such other functions and having such other powers consistent with the Company’s charter and bylaws and governing law as the Compensation Committee or the Board of Directors may deem appropriate.
Mr. Seton, our chief executive officer, may participate in general meetings of the Compensation Committee; however, he does not participate in any discussions determining his own compensation. Mr. Seton may, upon request from the Compensation Committee, provide the Compensation Committee with data pertinent to his and the other executive officers’ performance, particularly in regards to the individual objectives of each executive.
From time to time, the Compensation Committee may employ or pay a fee to a third party to assist the Compensation Committee in applying the Company’s compensation philosophy toward designing a compensation program for executive officers, analyzing current compensation conditions among the Company’s peers and assessing the competitiveness and appropriateness of compensation levels for executive officers, recommending compensation programs it deems advisable, and making specific recommendations to the Compensation Committee. In 2020, the Compensation Committee engaged FPL Associates, L.P., or FPL. For further discussion regarding the scope of services provided by, and fees paid to, FPL, see below under “Role of the Compensation Consultant.”
The members of our Compensation Committee are Messrs. Greene, Pratt and Rayevich, all three of whom are independent directors. The Compensation Committee met three times during 2020. The Compensation Committee charter can be located on our website at www.silarealtytrust.com by clicking on "About Us", then on “Governance Documents,” and then on “Compensation Committee Charter.”
Nominating and Corporate Governance Committee
Effective upon the Closing of the Internalization Transaction, the Board of Directors approved the establishment of our NCG Committee. The NCG Committee develops the criteria necessary for prospective members of our Board of Directors and participates in the consideration of director nominees. The primary functions of the members of our NCG Committee relating to the consideration of director nominees are to conduct searches and interviews for prospective director candidates, if necessary, review background information for all candidates for the Board of Directors, including those recommended by stockholders, and formally propose the slate of director nominees for election by the stockholders at the annual meeting. It is the policy of the NCG Committee to consider any director candidates recommended by stockholders of the Company in the same manner in which it evaluates other potential nominees, so long as the information regarding director candidates recommended by stockholders is submitted to the committee in compliance with the Company’s charter and bylaws. See under “Certain Information About Our Board of Directors and Executive Officers – Board of Directors – Board Membership Criteria and Selection of Directors” for additional discussion regarding the NCG Committee’s processes for identifying and evaluating nominees for director. The NCG Committee charter can be located on our website at www.silarealtytrust.com by clicking on "About Us", then on “Governance Documents,” and then on “Nominating and Corporate Governance Committee Charter.”
The members of our NCG Committee are Messrs. Kuchin, Pratt and Seton and Ms. Kirby, three of whom are independent directors. The NCG Committee met two times during 2020.
Communication with Directors
We have established procedures for stockholders or other interested parties to communicate directly with our Board of Directors. Such parties can contact the Board of Directors by mail at: Chairman of Board of Sila Realty Trust, Inc. c/o Corporate Secretary, 4890 W. Kennedy Blvd., Suite 650 Tampa, Florida 33609.
The chairman of our Board of Directors will receive all communications made by these means, and will distribute such communications to such member or members of our Board of Directors as he deems appropriate, depending on the facts and circumstances outlined in the communication received. For example, if any questions regarding accounting, internal controls and auditing matters are received, they will be forwarded to members of the Audit Committee for review.
Board Leadership Structure
Our Board of Directors believes that independent oversight of management is an important component of an effective Board of Directors. Our Board of Directors currently operates under a leadership structure with separate roles for our chairman of the Board of Directors and our Chief Executive Officer. Our Board of Directors believes it is important to select the chairman of our Board of Directors and our Chief Executive Officer in the manner it considers to be in our best interests at any given point in time. The members of our Board of Directors possess considerable business experience and in-depth knowledge of the issues we face, and we believe are therefore in the best position to evaluate our needs and how best to organize our leadership structure to meet those needs. The Chairman and the Chief Executive Officer positions may be filled by one individual or by two different individuals.
Our Board of Directors currently operates under a leadership structure with separate roles for our chairman of the Board of Directors and our Chief Executive Officer. Mr. Kuchin, an independent director of our Board of Directors, was elected by our Board of Directors as chairman of the Board of Directors effective July 28, 2020. As chairman of our Board of Directors, Mr. Kuchin presides over meetings of our Board of Directors, and Mr. Seton, as our Chief Executive Officer, is responsible for the general management of our business, financial affairs, day-to-day operations and presides over the annual meeting of stockholders.
Our Board of Directors also believes, for the reasons set forth below, that our existing corporate governance practices achieve independent oversight and management accountability, which is the goal that many companies seek to achieve by separating the roles of chairman of the board of directors and chief executive officer. Our governance practices provide for strong independent leadership, independent discussion among directors and for independent evaluation of, and communication with, our executive officers. Some of the relevant processes and other corporate governance practices include:
•A majority of our directors, including the chairman of our Board of Directors, are independent directors. Each director is an equal participant in decisions made by the full Board of Directors. The Audit Committee and Compensation Committee are composed entirely of independent directors.
•Each of our directors is elected annually by our stockholders.

The Role of the Board of Directors in Risk Oversight
Our Board of Directors oversees our stockholders’ interest in the long-term health and the overall success of the Company and its financial strength.
Our Board of Directors is actively involved in overseeing risk management for the Company. It does so, in part, through its oversight of our property acquisitions and assumptions of debt, as well as its oversight of the Company’s executive officers.
In addition, our Audit Committee is responsible for assisting our Board of Directors in overseeing the Company’s management of risks related to financial reporting. Our Audit Committee has general responsibility for overseeing the accounting and financial processes of the Company, including oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements and the adequacy of the Company’s internal control over financial reporting. Our Audit Committee reviews any potential material issues that are raised related to the Company’s financial statements or accounting policies. Additionally, in connection with the annual audit of the Company’s financial statements, our Audit Committee conducts a detailed review with the Company’s independent auditors of the accounting policies used by the Company and its financial statement presentation.
Code of Business Conduct and Ethics
Our Board of Directors has adopted a Code of Business Conduct and Ethics that is applicable to all members of our Board of Directors, our officers and our employees. The policy may be located on our website at www.silarealtytrust.com by clicking on “Investors,” “About Us,” “Governance Documents,” and then on “Code of Conduct and Ethics.” If, in the future, we amend, modify or waive a provision in the Code of Business Conduct and Ethics, we may, rather than filing a Current Report on Form 8-K, satisfy the disclosure requirement by posting such information on our website as necessary.
Compensation of Directors
Amended and Restated Incentive Plan
On March 6, 2020, our Board of Directors approved the Amended and Restated 2014 Restricted Share Plan, or the A&R Incentive Plan, pursuant to which we have the authority and power to grant awards of restricted shares of our Class A common stock to our directors, officers and employees, employees of our former advisor and its affiliates, employees of entities that provide services to us, directors of our former advisor or of entities that provide services to us, certain of our consultants and certain consultants to our former advisor and its affiliates or to entities that provide services to us. Our Board of Directors has authorized a total of 5,000,000 shares of Class A common stock for issuance under the A&R Incentive Plan on a fully diluted basis at any time.
Our Board of Directors has determined to revise the amounts of restricted Class A common stock our independent directors are entitled to receive each year as provided below.
On July 1, 2020 , we granted each independent director $60,000 in restricted shares of Class A common stock at the most recently determined estimated net asset value per share. Restricted stock issued to our independent directors will vest in equal installments over a three-year period following the first anniversary of the date of grant.
In connection with the Internalization Transaction, in consultation with FPL, a compensation consultant engaged in connection with the Internalization Transaction, our Special Committee recommended that our Board of Directors approve, and the Board of Directors approved, an annual grant to each independent director of $70,000 in restricted shares of Class A common stock at the most recently determined estimated net asset value per share. Restricted stock issued to our independent directors will vest over a one-year period. On October 1, 2020, the Company granted each independent director $7,500 in restricted shares of Class A common stock, which will vest over a one-year period. The fair value of each share of restricted common stock was estimated at the date of grant at $8.65 per share.
Additionally, on October 1, 2020, in connection with the Internalization Transaction, Mr. Seton and Ms. Neely received a grant of 231,214 and 115,607 time-based restricted shares of Class A common stock, respectively, at a grant date fair value of $2,000,000 and $1,000,000, respectively, which, subject to the Executive’s continuous employment through the applicable vesting dates, with certain exceptions, will vest on December 31, 2024, or, if earlier, on the 15th month anniversary of the date of a “qualified event” (such as a listing of the Company’s stock on a nationally recognized stock exchange or an underwritten public offering of the Company’s stock). The awards were granted under and subject to the terms of the A&R Incentive Plan and an award agreement.
Further, on October 1, 2020, in connection with the Internalization Transaction, the Company granted one-time awards of approximately 206,936 restricted shares of Class A common stock to certain employees at the date of grant fair value per share of $8.65. The granted shares will vest on December 31, 2024, or, if earlier, on the 15th month anniversary of the date of a

“qualified event” defined above. The awards were granted under and subject to the terms of the A&R Incentive Plan and an award agreement.
Director Compensation
Our director compensation policy, which became effective at the Closing of the Internalization Transaction and is described further below, applies to all directors who are not employees of the Company. Mr. Seton, as an employee of the Company, does not receive any compensation for his service on the Board of Directors. All other directors receive cash compensation and equity compensation which is in the form of restricted shares of Class A common stock of the Company. The Company does not have a minimum stock ownership requirement for directors.
Revised Independent Director Cash Compensation
On March 6, 2020, our Board of Directors approved the following annual compensation amounts for our independent directors, effective as of November 7, 2019: (i) a cash retainer of $90,000 per year (the chairperson of the Audit Committee receives an additional $15,000 per year) plus (ii) $2,500 for each regularly scheduled quarterly Audit Committee and Board of Directors meeting the director attends in person.
On March 19, 2020, due to the current coronavirus (COVID-19) pandemic, our Board of Directors revised the meeting fees to be paid to each independent director to include regularly scheduled quarterly meetings that are required to be held telephonically. Therefore, each independent director will receive $2,500 for each regularly scheduled quarterly Audit Committee and Board of Directors meeting the director attends (whether the meeting is in person or telephonic).
In connection with the Internalization Transaction, in consultation with FPL, our Special Committee recommended to our Board of Directors that it approve the following annual compensation amounts for our independent directors, effective as of the Closing of the Internalization Transaction, which were approved by our Board of Directors effective as of the Closing of the Internalization Transaction:
•Each of our independent directors receives an annual base retainer of $90,000;
•The chairman of the Audit Committee receives an additional annual cash amount of $15,000;
•The chairman of our Board of Directors receives an additional annual cash amount of $50,000;
•The chairman of the Compensation Committee receives an additional annual cash amount of $10,000; and
•The chairman of the Nominating and Corporate Governance Committee receives an additional annual cash amount of $10,000.
Effective as of the Closing of the Internalization Transaction, our Board of Directors approved the following meeting fees:
•Each of the members of the Audit Committee receives $2,500 for each regularly scheduled Audit Committee meeting (whether in-person or telephonic);
•Each of the members of the Nominating and Corporate Governance Committee receives $1,500 for each regularly scheduled meeting (whether in person or telephonic); and
•Each of the members of the Compensation Committee receives $1,500 for each regularly scheduled meeting (whether in person or telephonic).
Equity Awards
Each of our independent directors receives an annual grant of $70,000 in restricted shares of Class A common stock at the most recently determined estimated net asset value per share, issued as awards pursuant to the Company’s A&R Incentive Plan. The restricted stock issued to our independent directors vest over a one-year period.
Reimbursements and Other Fees
We reimburse our directors for reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the Board of Directors and its committees in accordance with our expense reimbursement policies.

Director Compensation Table
The following table sets forth certain information with respect to our director compensation during the year ended December 31, 2020:

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensations Earnings	All Other Compensation		Total
Jonathan Kuchin (1)	$136,244	$88,390	$—	$—	$—	$23,691	(2)	$248,325
Randall Greene (1)	$112,744	$88,390	$—	$—	$—	$21,374	(3)	$222,508
Roger Pratt (1)	$97,769	$88,390	$—	$—	$—	$6,893	(4)	$193,052
Ronald Rayevich (1)	$110,244	$88,390	$—	$—	$—	$18,263	(5)	$216,897
Michael A. Seton (6)	$—	$—	$—	$—	$—	$—		$—
John E. Carter (7)	$—	$—	$—	$—	$—	$—		$—

(1)On March 10, 2020, July 1, 2020 and October 1, 2020, the independent director was awarded 2,415, 6,936 and 867 restricted shares of Class A common stock, respectively, in connection with his re-election to the Board of Directors. The grant date fair value of the stock was $8.65 per share for an aggregate amount of $88,390. As of December 31, 2020, all of the 10,218 shares of Class A common stock remain unvested.
(2)Of this amount, $21,902 reflects the dollar value of distributions paid in connection with the stock awards granted to our independent director and $1,789 represents reimbursement of travel expenses incurred by directors to attend various director meetings.
(3)Of this amount, $21,374 reflects the dollar value of distributions paid in connection with the stock awards granted to our independent director.
(4)Of this amount, $6,128 reflects the dollar value of distributions paid in connection with the stock awards granted to our independent director and $765 represents reimbursement of travel expenses incurred by directors to attend various director meetings.
(5)Of this amount, $18,133 reflects the dollar value of distributions paid in connection with the stock awards granted to our independent director and $130 represents reimbursement of travel expenses incurred by directors to attend various director meetings.
(6)For compensation information regarding Michael A. Seton, see "Compensation and Other Information Concerning Executive Officers - Summary Compensation Table".
(7)On July 28, 2020, in connection with the Internalization Transaction, John E. Carter resigned as the chairman of our Board of Directors, effective immediately. On September 30, 2020, pursuant to a closing condition of the Internalization Transaction, John E. Carter resigned as a member of our Board of Directors.
Executive Officers of the Company
The following individuals currently serve as our executive officers:

Name	Age	Positions
Michael A. Seton	48	Chief Executive Officer and President
Kay C. Neely	45	Chief Financial Officer and Treasurer and Secretary
Jon C. Sajeski	39	Chief Investment Officer, Healthcare
Jason C. Reed	51	Chief Investment Officer, Data Centers
Jamie A. Yoakum	49	Chief Accounting Officer
For biographical information regarding Michael A. Seton, see “Certain Information About Management-Board of Directors-Director Nominees”.

Kay C. Neely has served as Chief Financial Officer and Treasurer of Sila Realty Trust, Inc. since September 2018, as Secretary of Sila Realty Trust, Inc. since June 2019, and as a member of the Management Committee of Sila Realty Trust, Inc. since September 2020. Ms. Neely has approximately 20 years of real estate accounting and operations experience. Since 2016, she has served in various roles with the Company and entities affiliated with the Company: (1) Chief Financial Officer and Treasurer of Carter Validus Advisors II, LLC (September 2018 – September 2020) and Secretary (June 2019 – September 2020); (2) Chief Financial Officer, Treasurer and Secretary of Carter Validus REIT Management Company II, LLC (June 2019 – September 2020); (3) Executive Vice President of Finance and Accounting of CV Data Center Growth & Income REIT Advisors, LLC (November 2018 – December 2019); (4) President of CV Data Center Growth & Income Fund Manager, LLC (June 2019 – December 2019); (5) Chief Executive Officer of CV Data Center Real Estate Management Services, LLC (June 2019 – December 2019); (6) Senior Vice President of Accounting of Carter/Validus Advisors, LLC (January 2016 – June 2019); (7) Chief Financial Officer, Treasurer and Secretary of Carter Validus Mission Critical REIT, Inc. (June 2019 – October 2019); (8) Chief Financial Officer and Secretary of Carter/Validus Advisors, LLC (June 2019 – October 2019); (9) Chief Financial Officer, Treasurer and Secretary of Carter/Validus REIT Investment Management Company, LLC (June 2019 – October 2019); and (10) Senior Vice President of Accounting of Carter Validus Advisors II, LLC (January 2016 – September 2018). Ms. Neely served in various capacities at KPMG LLP (1999 – 2016), most recently as Associate Director of Audit Resource Management, where she managed the daily operations and financial planning for audit practices in 10 offices located in the Southeast and Puerto Rico, which consisted of over 400 audit partners, managers and staff. Earlier Ms. Neely held various positions, including in her capacity as an audit senior manager, handling the planning, organization, staffing and administration of audit engagements for public and private entities primarily in the real estate sector, including real estate investment trusts and investment funds. Ms. Neely graduated in the top 10% of her class at Emory University, Goizueta Business School in 1998 with a bachelor of business administration with concentrations in accounting and finance and is a licensed certified public accountant.
Jon C. Sajeski has served as the Chief Investment Officer, Healthcare and a member of the Management Committee of Sila Realty Trust, Inc. since September 2020. He is responsible for managing the Company’s healthcare platform, while continuing to enhance its national footprint. Mr. Sajeski has almost 20 years of experience in numerous facets of healthcare real estate including acquisitions, asset management, development, financing, leasing and property management. Mr. Sajeski has served in various roles with the Company and entities affiliated with the Company: (1) Chief Investment Officer, Healthcare of Carter Validus Advisors II, LLC (June 2019 – September 2020), member of the Investment Committee (April 2020 – September 2020), Chief Acquisition Officer and Senior Vice President, Healthcare Investment Management (September 2018 – June 2019), and Vice President, Healthcare Acquisitions (February 2016 – September 2018); and (2) Chief Acquisitions Officer and Senior Vice President, Healthcare Investment Management of Carter/Validus Advisors, LLC (September 2018 – June 2019) and Vice President, Healthcare Acquisitions (February 2016 – September 2018). He began his career at Rendina Healthcare Real Estate in February 2004, where he worked in numerous departments and gained extensive knowledge and experience in healthcare and healthcare-related real estate. Mr. Sajeski served as Vice President of Acquisitions and Leasing of Rendina Healthcare Real Estate (March 2015 – February 2016), as Vice President of Business Development and Leasing (April 2014 – March 2015), and as Vice President of the affiliated property management company (March 2013 – April 2014). Mr. Sajeski received a bachelor of science in real estate and finance from Florida State University in 2003.
Jason C. Reed has served as the Chief Investment Officer, Data Centers and a member of the Management Committee of Sila Realty Trust, Inc. since September 2020. In these roles, Mr. Reed is responsible for the management of the Company’s nationwide data center portfolio. Mr. Reed has more than 20 years of real estate experience in complex global real estate transactions, law and management. Since February 2018, Mr. Reed has served in various roles with the Company and entities affiliated with the Company: (1) Chief Investment Officer, Data Centers of Carter Validus Advisors II, LLC (June 2019 – September 2020), member of the Investment Committee (April 2020 – September 2020), Senior Vice President, Data Center Investment Management (November 2018 – June 2019), and Chief Acquisition Officer (February 2018 – November 2018); (2) Senior Vice President, Data Center Investment Management of Carter/Validus Advisors, LLC (November 2018 – October 2019), and Chief Acquisition Officer (February 2018 – November 2018); and (3) Chief Investment Officer of CV Data Center Growth & Income REIT Advisors, LLC (November 2018 – December 2019) and Chief Acquisition Officer (April 2018 – November 2018). Previously, from June 2017 to February 2018, Mr. Reed served as a principal of Longview Real Estate Advisors, LLC, where he was responsible for the firm's acquisitions, leasing and management strategy. From January 2016 to September 2017, Mr. Reed served as the Senior Vice President, Global Real Estate at Equinix, Inc., where he was responsible for overseeing investments across 22 countries and 44 metropolitan areas. From March 2003 to January 2016, Mr. Reed served in various roles at Level 3 Communications (currently known as Lumen Technologies), most recently as Vice President, Global Real Estate and Facilities, where he was responsible for the strategic planning, investment and management of the firm’s real estate across North America, EMEA, and Latin America. Mr. Reed received a bachelor of science in business administration in June 1992 and a juris doctor and master of laws in taxation from the University of Denver in May 1996.

Jamie A. Yoakum has served as Chief Accounting Officer and a member of the Management Committee of Sila Realty Trust, Inc. since September 2020. Mr. Yoakum has more than 20 years of real estate accounting experience. He has served in various roles with the Company and entities affiliated with the Company since 2011: (1) Chief Accounting Officer of Carter Validus Advisors II, LLC (September 2018 – September 2020) and a member of the Investment Committee (April 2020 – September 2020); (2) Senior Vice President of Accounting of Carter Validus Advisors II, LLC (August 2015 – September 2018); (3) Senior Vice President of Accounting of Carter/Validus Advisors, LLC (August 2015 – October 2019) and Vice President and Corporate Controller (September 2011 – August 2015); (4) Chief Financial Officer of CV Data Center Growth & Income Fund Manager, LLC (April 2018 – December 2019); and (5) Chief Financial Officer of CV Data Center Growth & Income REIT, LLC (April 2018 – December 2019). Previously, Mr. Yoakum was the Chief Financial Officer and Controller at RMC Property Group from October 2007 through June 2011, where he was responsible for overseeing accounting and financial operations. Mr. Yoakum served as Vice President of Finance/Administration and Controller at Euro American Advisors, Inc. from April 2006 through September 2007, where he was responsible for all accounting functions, financial analysis, fiscal reporting and its real estate investments. Prior to that, Mr. Yoakum held various controller, financial analyst and accounting roles with Fifth Third Bank, CASTO, and Deloitte & Touche (now Deloitte). Mr. Yoakum graduated summa cum laude from Franklin University in Columbus, Ohio, in 1999 with a bachelor of science in finance and in 2000 with a bachelor of science in accounting and is licensed as a certified public accountant.
COMPENSATION AND OTHER INFORMATION CONCERNING EXECUTIVE OFFICERS
Compensation Discussion and Analysis
This Compensation Discussion and Analysis outlines the principles underlying our executive compensation policies and decisions as it relates to the Company’s named executive officers (“NEOs”). Our NEOs for 2020 were:
•Michael A. Seton — Chief Executive Officer and President
•Kay C. Neely — Chief Financial Officer and Treasurer and Secretary
•Jon C. Sajeski — Chief Investment Officer, Healthcare
•Jason C. Reed — Chief Investment Officer, Data Centers
•Jamie A. Yoakum — Chief Accounting Officer
On July 28, 2020, the Company entered into a Membership Interest Purchase Agreement (the “Purchase Agreement”) with Sila Realty Operating Partnership, LP, Carter Validus Advisors II, LLC (the “Former Advisor”), various affiliates of the Former Advisor and Sila Realty Management Company, LLC, to effectively provide for the internalization of the Company’s external management functions (the “Internalization Transaction”). Upon completion of the Internalization Transaction on September 30, 2020 (the “Closing”), 76 individuals became employees of the Company, including the NEOs. Until September 30, 2020, our executive officers were officers of an affiliate of the Former Advisor and were compensated by such entities for its services to us and our Compensation Committee did not make any decisions regarding their compensation prior to this date; therefore, this Compensation Discussion and Analysis and the accompanying tables do not include any discussion of compensation prior to September 30, 2020.
Our Executive Compensation Philosophy and Objectives
Our executive compensation program includes three primary components: base salary, annual cash bonus, and long-term incentive awards, including time based stock awards and performance based stock awards. The Company’s executive compensation philosophy focuses on attracting, motivating and retaining a superior management team that can maximize stockholder value. The compensation arrangements are designed to reward our NEOs for performance, measured by financial and other metrics that the Company believes will enhance stockholder value, and to pay our NEOs at levels that the Compensation Committee believes to be competitive with other enterprise’s of similar sizes and in similar industries. The compensation arrangements consist of both base salary and incentive compensation, payable partly in cash and partly in equity, subject to time-based and performance-based vesting conditions. This program is intended to incentivize our NEOs to manage the Company in a prudent manner without encouraging unnecessary risk-taking, as well as to align executive compensation with the interests of the Company’s stockholders over multi-year performance and vesting periods that encourage the retention of key talent. The Compensation Committee believes the best way to maintain the alliance of management and stockholder objectives is to have a significant component of executive compensation tied to achievement of goals based on key performance metrics. The performance goals are set at competitive levels which are intended to be challenging but are believed to be achievable. The Compensation Committee reviews the components of our executive compensation program annually to ensure that they continue to meet the evolving needs of the Company.

Roles and Responsibilities
Role of the Board of Directors and Compensation Committee
The Board of Directors established the Compensation Committee in September 2020 in connection with the Closing of the Internalization Transaction and our concurrent transition to self-management. At that time, certain employees of our Former Advisor, who had been involved in the management of our day-to-day operations, including all of our NEOs, became employees of the Company and the advisory agreement with the Former Advisor was terminated. Prior to that time, we had no employees and depended on the Former Advisor and its affiliates to manage our affairs on a day-to-day basis and perform essential services, and we did not determine the compensation payable to our NEOs by the Former Advisor or its affiliates. As a result, we did not have, and the Board of Directors had not considered, a compensation policy or program for our NEOs. Prior to the Closing, a Special Committee composed of independent directors approved the Employment Agreements and was thereafter effectively replaced and superseded in all respects by the Compensation Committee upon its establishment effective as of the Closing.
Our Compensation Committee is comprised of three independent directors: Messrs. Greene (Chairman), Pratt and Rayevich. In general, the Compensation Committee’s overall responsibilities include: (a) assisting the Board of Directors in discharging its responsibilities relating to compensation of the Company’s directors, chief executive officer and other executive officers; and (b) producing an annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations. The Compensation Committee has overall responsibility for approving and evaluating all compensation plans, policies, and programs of the Company as they affect the executive officers and shall undertake those specific duties and responsibilities provided in the Compensation Committee charter and such other duties as the Board of Directors may from time to time prescribe. These and other responsibilities of the Compensation Committee are set forth in its charter. See “Certain information about our Board of Directors and Executive Officers — Compensation Committee.”
Under the terms of the employment agreements with each of Michael A. Seton and Kay C. Neely (the “Employment Agreements”, as further described below under “—Employment Agreements”) and the offers of employment provided to each of Jon C. Sajeski, Jason C. Reed, and Jamie A. Yoakum (together with Employment Agreements, the “Employment Arrangements”), determinations regarding annual compensation (i.e. review of annual base salary, establishment of performance goals and determination of achievement of performance goals) may be made by either the Board of Directors or the Compensation Committee. Since the Closing of the Internalization Transaction and during the term of the Employment Arrangements, the Compensation Committee has generally made all such determinations, and the Company expects the Compensation Committee will continue to play this role with respect to future determinations. Therefore, references to decisions to be made regarding annual compensation that may be made by the Compensation Committee or the Board of Directors under the Employment Arrangements are generally attributed to the Compensation Committee alone in this “—Compensation Discussion and Analysis” section.
Role of the Chief Executive Officer
Mr. Seton, in his capacity as our chief executive officer, is consulted by the Compensation Committee with respect to the performance goals utilized in determining the annual cash bonus and the annual long term incentive awards for the executive officers other than himself. The Compensation Committee retains the authority to set all of such performance goals. Mr. Seton, who is also a member of the Board of Directors, may also participate in compensation-related decisions in that capacity. To the extent that any discussions are held regarding Mr. Seton’s own compensation, Mr. Seton generally will recuse himself from any such discussion and not participate in any resulting decisions. Our executive officers, including Mr. Seton, have historically developed proposals and provided information and analysis to the Compensation Committee as part of the process whereby the Compensation Committee establishes and makes decisions with respect to achievement of the performance goals utilized in determining the annual cash bonuses and the long-term incentive awards.
Role of Compensation Consultant
FPL Associates, L.P., or FPL, is our compensation consultant and was initially engaged by the Special Committee as a compensation consultant to provide analysis and make recommendations to our independent directors and assist and advise them in connection with (a) structuring and negotiating the Employment Agreements that became effective in connection with the Internalization Transaction, and the analysis and recommendations provided served as the basis for the terms of the Employment Arrangements that became effective following the Closing, and (b) reviewing its independent director compensation program.
Subsequent to the Closing, the Compensation Committee has continued to engage FPL as a compensation consultant. FPL has continued to assist and advise the Compensation Committee in connection with executive compensation-related matters, including the Compensation Committee’s establishment of the performance goals utilized in determining the annual cash bonuses and the annual long term incentive awards, the Compensation Committee’s establishment of goals related to the granting, earning and vesting of time based awards, and the Compensation Committee’s decisions with respect to achievement of performance goals under performance based awards. In addition, FPL has continued to assist and advise the Compensation Committee in connection with director compensation-related matters, including annual retainer fees and additional leadership and committee fees.
In 2020, the Compensation Committee directed FPL to, among other things: (a) assist the Compensation Committee in applying our compensation philosophy toward designing a compensation program for our executive officers, including the determination of the portion of total compensation awarded in the form of salary, annual cash incentive and equity-based compensation, as well as selecting the appropriate performance metrics and levels of performance (e.g., threshold, target, maximum); (b) analyze current compensation conditions among the Company’s peers, and assess the competitiveness and appropriateness of compensation levels for our executive officers and directors; (c) recommend to the Compensation Committee advisable compensation programs for our executive officers and directors; and (d) make specific recommendations to the Compensation Committee for base salary, annual cash bonus and incentive awards for our executive officers and annual retainer fees and additional leadership and committee fees for our directors.
A representative from FPL attends certain meetings of the Compensation Committee and communicates directly with the Compensation Committee chair or its members outside of meetings. We paid FPL approximately $105,000 in 2020 for their services as a compensation consultant.
In addition, in 2020, the Company engaged Ferguson Partners, an executive search firm and an affiliate of FPL, to assist in the search for a new director. Ferguson Partners was paid approximately $72,300 in 2020 for its services. The decision to engage Ferguson Partners for director search services was made by the NCG Committee. While the Compensation Committee does not pre-approve these non-executive compensation services, it does consider all factors relevant to FPL’s independence from management. The Compensation Committee believes that the services provided by Ferguson Partners did not impact the advice and services that FPL provided to the Compensation Committee on executive compensation matters and has determined that FPL has no conflict of interest and is independent.
Peer Group
During 2020, both the Special Committee and the Compensation Committee relied on peer group analysis prepared by FPL to evaluate executive officer pay, including base salary, and incentive award practices, including with respect to annual cash bonuses and long term incentive and equity-based awards.
The peer group recommended by FPL and approved by the Special Committee and Compensation Committee was comprised of the following companies in comparable industries (including non-traded REITs and publicly-traded REITs) and with an enterprise value similar to the Company:
•    Broadstone Net Lease, Inc.
•    Essential Properties Realty Trust, Inc.
•    InvenTrust Properties Corp.
•    CareTrust REIT, Inc.
•    Four Corners Property Trust, Inc.
•    LTC Properties, Inc.
•    Community Healthcare Trust Incorporated
•    Griffin Capital Essential Asset REIT
•    Phillips Edison & Company, Inc.
•    Easterly Government Properties, Inc.
•    Healthcare Realty Trust Incorporated
•    Physicians Realty Trust
•    Seritage Growth Properties
Based on this analysis, FPL recommended and the Compensation Committee determined that, as a general practice, 50% of the annual long term inventive award should vest based on time only and that vesting should be over a four-year period and 50% should vest based on performance over time compared to goals established by the Compensation Committee, subject to threshold, target and a maximum levels of achievement, and that vesting should be at the end of a three period.

Advisory Vote on Executive Compensation and Frequency of the Stockholder Vote on Executive Compensation
Because we did not have employees prior to the closing of the Internalization Transaction, this is the first year in which we will hold a non-binding stockholder advisory vote on compensation of our NEOs and a non-binding stockholder advisory vote on the frequency of such votes.
Elements of Named Executive Officer Compensation
The three primary components of our NEO compensation program are: base salary, annual cash bonus, and long-term incentive awards, including time based stock and performance based stock.
The objective of the base salary component of our NEO compensation program is to pay fixed cash compensation set at a level reflective of each NEO’s performance, market conditions, and competitive rates. The objective of the annual cash bonus component of the NEO compensation program is to pay performance-based cash incentives that reward achievement of annual performance goals. The objective of the annual long term incentive award is to award equity incentives that align NEO compensation with the interests of the Company’s stockholders over multi-year performance and vesting periods that encourage the retention of key talent, and to reward achievement of performance goals. The performance goals that relate to the vesting and earning of the Performance-Based DSUs, however, relate to a multi-year performance period commencing at the beginning of the year following the year to which the applicable annual long term incentive award relates, and thus relate not only to past performance but also to future performance.
Base Salary
Each NEO is entitled to receive a base salary (“Base Salary”) pursuant to the Employment Arrangements, subject to annual review by the Compensation Committee.
Following are the annual base salaries for the NEOs: Michael A. Seton - $800,000, Kay C. Neely - $450,000, Jon C. Sajeski - $325,000, Jason C. Reed - $325,000 and Jamie A. Yoakum - $285,000.
Annual Bonus
Each NEO is eligible to receive an annual bonus (the “Annual Bonus”). Pursuant to the Employment Arrangements, bonuses are payable in cash, and will typically be pursuant to the criteria and goals reasonably established and administered by the Board of Directors or the Compensation Committee, with (a) a target Annual Bonus opportunity as a percentage of Base Salary for Michael A. Seton and Kay C. Neely, and (b) a fixed target Annual Bonus opportunity for Jon C. Sajeski, Jason C. Reed and Jamie A. Yoakum (each, a “Target Annual Bonus”). The Annual Bonus payable to each NEO will be determined based on the Compensation Committee’s determination of achievement of annual performance goals for a year and payable as soon as practicable after year-end for such year (but no later than March 15th). To be entitled to receive any Annual Bonus, except as otherwise provided in the Employment Arrangements, NEOs must remain employed through the last day of the calendar year to which the Annual Bonus relates.
Following are the Target Annual Bonus opportunities as a percentage of a NEO’s Base Salary going forward: Michael A. Seton – 135% and Kay C. Neely – 100%. Following are the fixed Target Annual Bonus opportunities for the other NEOs going forward: Jon C. Sajeski - $300,000, Jason C. Reed - $300,000 and Jamie A. Yoakum - $175,000.
Notwithstanding the above, due to the Closing of the Internalization Transaction near the end of the fiscal year, each NEO received an Annual Bonus for 2020 that was a fixed amount (rather than an amount based on criteria and goals established and administered by the Board of Directors or Compensation Committee) and was prorated to reflect the period of employment from the Closing through December 31, 2020. These amounts were as follows: Michael A. Seton – $270,000, Kay C. Neely – $112,500, Jon C. Sajeski - $75,000, Jason C. Reed - $75,000 and Jamie A. Yoakum - $43,750. Further, Jon C. Sajeski, Jason C. Reed and Jamie A. Yoakum received additional bonus payments related to the period they were employed by the Former Advisor, which were partially reimbursed by the Former Advisor at the closing of the Internalization Transaction. These amounts were as follows: Jon C. Sajeski - $152,500, Jason C. Reed - $35,700 and Jamie A. Yoakum - $25,106.
Long Term Incentive Awards
Each NEO will also be eligible to receive long term incentive awards in the form of equity under any applicable plan or program adopted by the Company during the term of his or her employment. Each NEO’s entitlement to long term incentive awards will be at the discretion of the Board of Directors or the Compensation Committee. Long term incentive awards may consist of restricted stock awards of Class A common stock of the Company that vest on a fixed date or ratably over time, subject to continued employment through the vesting date (“Time-Based RCS”) and/or deferred stock awards of common stock that may be earned and vest based on Company performance over a period of time to be determined by the Board of Directors or the Compensation Committee, subject to continued employment through the applicable vesting date (“Performance-Based

DSUs”). Time-Based RCS and Performance-Based DSUs are granted under, and will be subject to, the terms of the Company’s Amended and Restated 2014 Restricted Share Plan (the “A&R Incentive Plan”), and an award agreement.
Performance-Based DSUs awarded to our NEOs represent a contingent right to receive shares of common stock at a future settlement date, subject to satisfaction of applicable vesting conditions, attainment of specified performance metrics, and/or other restrictions, as set forth in the A&R Incentive Plan. The Board of Directors or the Compensation Committee will approve the performance goals applicable to earning and vesting of the Performance-Based DSUs from time to time. The number of Performance-Based DSUs that may ultimately become earned and vested will be tied to the performance goals, performance period and weightings (i.e., threshold, target and maximum) determined by the Board of Directors or the Compensation Committee. The Board or the Compensation Committee will, in its sole discretion, make determinations necessary to calculate the achievement level of these performance goals and the number of Performance-Based DSUs that will actually be earned and vest at the end of the determined performance periods.
Due to the Internalization Transaction, for the year ended December 31, 2020, the NEOs received a one-time award of Time-Based RCS (the “Internalization Award”) after the Closing pursuant to each of their Employment Arrangements. Subject to each NEO’s continuous employment through the vesting date, the Internalization Award will vest on December 31, 2024.
In the first quarter of 2021, the NEOs received, subject to each NEO’s continued employment through the vesting dates, long term incentive awards (the “2021 Awards”). 50% of the 2021 Awards consist of Time-Based RCS that vest ratably over a four year period ending on December 31, 2024, subject to continued employment through the vesting date, and the remaining 50% of the 2021 Awards consist of Performance-Based DSUs that may be earned and become vested based on Company performance over a three-year performance period ending on December 31, 2023, and subject to continued employment through the applicable vesting date. The combined value of the Common Stock underlying the 2021 Awards on the grant date is a fixed value provided in the Employment Arrangements, with the value being split between the Time-Based RCS and the Performance-Based DSUs.
Following are the fixed grant date fair values of the 2021 Awards for the NEOs: Michael A. Seton - $1,800,000, Kay C. Neely - $700,000, Jon C. Sajeski - $225,000, Jason C. Reed - $225,000 and Jamie A. Yoakum - $150,000.
Employment Agreements
As described more fully under “– Employment Agreements” below, on July 28, 2020, in connection with the execution of the Purchase Agreement relating to the Internalization Transaction, Mr. Seton and Ms. Neely entered into the Employment Agreements with Sila Realty Management Company, LLC, a subsidiary indirectly owned by the Company, setting forth the terms upon which they will serve as Chief Executive Officer and Chief Financial Officer, respectively. The Employment Agreements became effective as of the closing of the Internalization Transaction and will continue in effect through December 31, 2025, unless terminated sooner pursuant to the Employment Agreements.
The Employment Agreements set forth the framework and certain parameters of Mr. Seton’s and Ms. Neely’s regular and incentive compensation from the Company. The terms of the applicable base salary, annual cash bonus amounts and long term incentive awards were intended to promote retention and be competitive with our peers. We believe the customary protections in the Employment Agreements, such as certain payments upon termination (as described more fully below), promote our ability to attract and retain management and provide our NEOs with day-to-day employment stability and enable them to properly focus their attention on their duties and responsibilities with the Company, thereby promoting productivity.
Seton Employment Agreement
Pursuant to the terms of Mr. Seton’s Employment Agreement, Mr. Seton is entitled to certain payments and benefits if: (a) his employment is terminated by (i) the Company without “cause” or (ii) with “good reason”; and (b) he executes a release of claims. If such termination occurs within twelve months after a change in control, Mr. Seton is entitled to, among other things, a lump sum cash payment equal to a multiple of two and one half of the sum of his then-current base salary and target annual bonus.
Neely Employment Agreement
Pursuant to the terms of Ms. Neely’s Employment Agreement, Ms. Neely is entitled to certain payments and benefits if: (a) her employment is terminated by (i) the Company without “cause” or (ii) with “good reason”; and (b) she executes a release of claims. If such termination occurs within twelve months after a change in control, Ms. Neely is entitled to, among other things, a lump sum cash payment equal to a multiple of two of the sum of her then-current base salary and target annual bonus.

Severance Plan
The Company has a severance plan, or the Severance Plan, to provide Jon C. Sajeski, Jason C. Reed and Jamie A. Yoakum with the opportunity to receive severance protections in connection with a termination of employment. The Severance Plan is primarily intended to help retain these NEOs, to provide appropriate protection that facilitates acting in the interest of the Company’s stockholders in the event of a possible or actual change in control of the Company, to align the Company’s severance arrangements with current market practice and to provide economic security to our NEOs in the event of certain terminations of employment. If a participant’s employment with the Company terminates for any reason, the Company shall provide (or cause to be provided to) the participant his accrued benefits, which consist of any of the following: (a) accrued but unpaid base salary and/or accrued but unused vacation and/or paid time off; (b) vested employee benefits to which the participant is entitled as of the termination; and (c) any reimbursement for necessary, customary or usual business expenses and fees incurred by the participant in accordance with the applicable expense reimbursement policy. If a participant incurs a qualifying termination, the Company shall provide (or cause to be provided to) the participant any earned but unpaid annual bonus relating to the calendar year prior to the year of such termination (provided that, except as otherwise provided in the Employment Arrangements, such participant must remain employed through the last day of the calendar year to which the Annual Bonus relates), a lump sum payment calculated in accordance with the Severance Plan and full and immediate vesting of equity-based incentive awards.
Retirement Savings Opportunities
All full-time employees, including our NEOs, are able to participate in our 401(k) retirement savings plan, or the 401(k) Plan. We provide the 401(k) Plan to allow our employees to save a portion of their cash compensation for retirement in a tax-efficient manner. Under the 401(k) Plan, employees are eligible to defer a portion of their base salary, and we currently make a matching contribution of up to 6% of each participant’s annual base salary, determined by the individual’s contribution and as restricted by the statutory limit.
Health and Welfare Benefits
We provide to all full-time employees, including our NEOs, a competitive benefits package, which includes medical, dental, short- and long-term disability insurance, and life insurance plans.
Other Benefits
In 2020, we also reimbursed Michael A. Seton and Kay C. Neely for certain health insurance premiums (such reimbursement will not occur in 2021 and is not expected to occur in future years).
Tax Considerations
Section 162(m) of the Internal Revenue Code of 1986, or the Code, generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation in excess of $1 million in any taxable year paid to any “covered employee”. As originally enacted, IRC Section 162(m) defined a "covered employee" as the chief executive officer and the next four highest compensated officers whose compensation was required to be reported to stockholders under the Exchange Act. In December 2020, the IRS issued final regulations that expanded the definition of "covered employee" to include anyone serving as the chief executive officer or chief financial officer and the three highest compensated executive officers on the SEC compensation disclosure table, beyond the individuals serving in those roles at the end of the year. Once an individual is identified as a covered employee, the individual is forever going forward as a covered employee, even in years when the individual would not otherwise meet the definition, and even after termination or death. The Tax Cuts and Jobs Act of 2017 eliminated the exception for performance-based compensation, therefore, performance-based bonuses or equity awards must be considered as “compensation” for purposes of determining any deduction disallowance under IRC Section 162(m). In addition, amounts paid for services to covered employees outside of their capacity as executive officers, including services in a non-employee capacity such as fees for post-employment service on the corporation’s Board of Directors, would be included in the limitation computation.
We do not anticipate that these changes to Section 162(m) will have a material impact on the Company, although we anticipate our taxable income will increase on an annual basis as a result of the application of Section 162(m). To maintain our status as a real estate investment trust, we are required to distribute at least 90% of our taxable income to our stockholders in the form of dividends. The increase in taxable income resulting from the change in Section 162(m) has been, and will continue to be, taken into account as our Board of Directors determines the amount of dividends to be paid to our stockholders in tax years that are affected by the change. Although the Compensation Committee intends to consider the impact of Section 162(m) in structuring compensation programs, it expects its primary focus to continue to be on creating programs that address the needs and objectives of the Company regardless of the impact of Section 162(m). As a result, the Compensation Committee may make awards and structure programs that are non-deductible under Section 162(m).
Summary Compensation Table
The table below summarizes the compensation of our NEOs for the fiscal year ended December 31, 2020.

	Year	Salary	Bonus ($)(1)		Stock Awards ($) (2)	Non-Equity Incentive Plan Compensation	All Other Compensation ($)(3)		Total Compensation ($)(4)
Michael A. Seton Chief Executive Officer	2020	$200,000	$270,000		$2,000,000	$—	$47,209	(5)	$2,517,209
Kay C. Neely Chief Financial Officer	2020	$112,500	$112,500		$1,000,000	$—	$32,837	(6)	$1,257,837
Jon C. Sajeski Chief Investment Officer, Healthcare	2020	$81,250	$227,500	(7)	$500,000	$—	$24,286	(8)	$833,036
Jason C. Reed Chief Investment Officer, Data Centers	2020	$81,250	$110,700	(9)	$500,000	$—	$24,286	(10)	$716,236
Jamie A. Yoakum Chief Accounting Officer	2020	$71,250	$68,856	(11)	$300,000	$—	$20,511	(12)	$460,617

(1)Represents Annual Bonus with respect to the applicable year. See “Elements of Named Executive Officer Compensation – Annual Bonus” for further discussion.
(2)Represents long term incentive awards in the form of Time-Based RCS. The amounts in this column represent the aggregate grant date fair value in accordance with FASB ASC 718. The assumptions used in determining the grant date fair value are set forth in Note 18 to the Consolidated Financial Statements in our Form 10-K for the year ended December 31, 2020.
(3)Includes dividends on unvested restricted stock, Company 401(k) matching contributions, as well as reimbursement of healthcare insurance premiums for Mr. Seton and Ms. Neely.
(4)The dollar value in this column for each named executive officer represents the sum of all compensation reflected in the previous columns.
(5)Represents $17,100 in Company 401(k) match, $1,365 in health insurance and $28,744 in dividends on unvested restricted Class A common stock.
(6)Represents $17,100 in Company 401(k) match, $1,365 in health insurance and $14,372 in dividends on unvested restricted Class A common stock.
(7)Includes both an Annual Bonus of $75,000 to Mr. Sajeski with respect to 2020 and additional bonuses of $152,500, which were partially reimbursed by our Former Advisor.
(8)Represents $17,100 in Company 401(k) match and $7,186 in dividends on unvested restricted Class A common stock.
(9)Includes both an Annual Bonus of $75,000 to Mr. Reed with respect to 2020 and an additional bonus of $35,700, which was partially reimbursed by our Former Advisor.
(10)Represents $17,100 in Company 401(k) match and $7,186 in dividends on unvested restricted Class A common stock.
(11)Includes both an Annual Bonus of $43,750 to Mr. Yoakum with respect to 2020 and an additional bonus of $25,106, which was partially reimbursed by our Former Advisor.
(12)Represents $16,199 in Company 401(k) match and $4,312 in dividends on unvested restricted Class A common stock.

Grants of Plan-Based Awards
The table below sets forth information with respect to plan-based awards in 2020 to our NEOs:

Name	Grant Date	Estimated Future Payments Under Non-Equity Incentive Plan Awards			Estimated Future Payments Under Equity Incentive Plan Awards			All Other Stock Awards:(1)	All Other Option Awards:	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Awards(2) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)	Number of Shares of Stock (#)	Number of Securities Underlying Options (#)
Michael A. Seton	October 1, 2020	—	—	—	—	—	—	231,214	—	—	$2,000,000
Kay C. Neely	October 1, 2020	—	—	—	—	—	—	115,607	—	—	$1,000,000
Jon C. Sajeski	October 1, 2020	—	—	—	—	—	—	57,803	—	—	$500,000
Jason C. Reed	October 1, 2020	—	—	—	—	—	—	57,803	—	—	$500,000
Jamie A. Yoakum	October 1, 2020	—	—	—	—	—	—	34,682	—	—	$300,000

(1)Consists of time-based restricted common stock, which, subject to the NEOs continuous employment through the applicable vesting dates, with certain exceptions, will vest on December 31, 2024 (or, if earlier, on the 15th month anniversary of the date of a “qualified event” (such as a listing of the Company’s stock on a nationally recognized stock exchange or an underwritten public offering of the Company’s stock). The awards were granted under and subject to the terms of the A&R Incentive Plan and an award agreement.
(2)The amounts shown in this column represent the grant date fair value for time-based restricted common stock awards granted to our NEOs during the covered year calculated in accordance with ASC 718. The fair market value is determined based on the closing stock price of the Company’s Class A common stock at the date of grant. The assumptions used in determining the grant date fair value are set forth in Note 18 to the Consolidated Financial Statements in our Form 10-K for the year ended December 31, 2020.

Outstanding Equity Awards at Fiscal Year-End
The table below sets forth information with respect to outstanding equity awards held by our NEOs as of December 31, 2020:

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Michael A. Seton (3)	231,214	$2,009,250	—	$—
Kay C. Neely (4)	115,607	$1,004,625	—	$—
Jon C. Sajeski (5)	57,803	$502,308	—	$—
Jason C. Reed (6)	57,803	$502,308	—	$—
Jamie A. Yoakum (7)	34,682	$301,387	—	$—

(1)Awards granted in the form of Time-Based RCS vesting on December 31, 2024.
(2)There is no public market for our shares. The market value of shares of stock that have not yet vested as reported in the table above is calculated as the net asset value of $8.69 per share of our common stock at the end of the last completed fiscal year (calculated as of December 31, 2020) multiplied by the number of shares of stock.
(3)Consists of 231,214 Time-Based RCS of Class A common stock, issued on October 1, 2020 that had not vested as of December 31, 2020, with a grant date fair value of $2,000,000, which, subject to the NEOs continuous employment through the applicable vesting dates, with certain exceptions, will vest on December 31, 2024, or, if earlier, on the 15th month anniversary of the date of a “qualified event” (such as a listing of the Company’s stock on a nationally recognized stock exchange or an underwritten public offering of the Company’s stock). The award was granted under and subject to the terms of the A&R Incentive Plan and an award agreement.
(4)Consists of 115,607 Time-Based RCS of Class A common stock, issued on October 1, 2020 that had not vested as of December 31, 2020, with a grant date fair value of $1,000,000, which, subject to the NEOs continuous employment through the applicable vesting dates, with certain exceptions, will vest on December 31, 2024, or, if earlier, on the 15th month anniversary of the date of a “qualified event” (such as a listing of the Company’s stock on a nationally recognized stock exchange or an underwritten public offering of the Company’s stock). The award was granted under and subject to the terms of the A&R Incentive Plan and an award agreement.
(5)Consists of 57,803 Time-Based RCS of Class A common stock, issued on October 1, 2020 that had not vested as of December 31, 2020, with a grant date fair value of $500,000, which, subject to the NEOs continuous employment through the applicable vesting dates, with certain exceptions, will vest on December 31, 2024 or, if earlier, on the 15th month anniversary of the date of a “qualified event” (such as a listing of the Company’s stock on a nationally recognized stock exchange or an underwritten public offering of the Company’s stock). The award was granted under and subject to the terms of the A&R Incentive Plan and an award agreement.
(6)Consists of 57,803 Time-Based RCS of Class A common stock, issued on October 1, 2020 that had not vested as of December 31, 2020, with a grant date fair value of $500,000, which, subject to the NEOs continuous employment through the applicable vesting dates, with certain exceptions, will vest on December 31, 2024 or, if earlier, on the 15th month anniversary of the date of a “qualified event” (such as a listing of the Company’s stock on a nationally recognized stock exchange or an underwritten public offering of the Company’s stock). The award was granted under and subject to the terms of the A&R Incentive Plan and an award agreement.
(7)Consists of 34,682 Time-Based RCS of Class A common stock, issued on October 1, 2020 that had not vested as of December 31, 2020, with a grant date fair value of $300,000, which, subject to the NEOs continuous employment through the applicable vesting dates, with certain exceptions, will vest on December 31, 2024 or, if earlier, on the 15th month anniversary of the date of a “qualified event” (such as a listing of the Company’s stock on a nationally recognized stock exchange or an underwritten public offering of the Company’s stock). The award was granted under and subject to the terms of the A&R Incentive Plan and an award agreement.

Potential Payments Upon Termination or Change in Control
The table below reflects the amount of compensation that our NEOs would be entitled to receive under the Employment Arrangements and/or Severance Plan, assuming that such termination was effective as of December 31, 2020. The following amounts are only estimates of the amounts that would be paid out to such NEOs upon termination of their employment. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company. The event of a termination by the Company for Cause, or by the executive without Good Reason (each as defined in the Employment Agreements and discussed below), including in connection with a change in control, such executive would not be entitled to any of the amounts reflected in the table and would only be entitled to the standard termination benefits provided under their Employment Agreement or Severance Plan, as applicable. See “—Employment Agreements” and “—Severance Plan” for further details.

	Termination Without Cause, Voluntary Termination for Good Reason or Termination Following Non-Renewal by the Company (No Change in Control)	Termination Without Cause, Voluntary Termination for Good Reason or Termination Following Non-Renewal by the Company (Change in Control)	Death	Disability
Michael A. Seton
Cash Severance Payment	$4,840,000	$5,780,000	$1,080,000	$1,480,000
Medical/Welfare Benefits	$12,265	$12,265	$12,265	$12,265
Equity-Award Acceleration(1)	$2,009,250	$2,009,250	$2,009,250	$2,009,250
Total	$6,861,515	$7,801,515	$3,101,515	$3,501,515
Kay C. Neely
Cash Severance Payment	$1,800,000	$2,250,000	$450,000	$675,000
Medical/Welfare Benefits	$13,842	$13,842	$13,842	$13,842
Equity-Award Acceleration(1)	$1,004,625	$1,004,625	$1,004,625	$1,004,625
Total	$2,818,467	$3,268,467	$1,468,467	$1,693,467
Jon C. Sajeski
Cash Severance Payment	$1,237,500	$1,550,000	$300,000	$462,500
Medical/Welfare Benefits	$20,503	$20,503	$20,503	$20,503
Equity-Award Acceleration(1)	$502,308	$502,308	$502,308	$502,308
Total	$1,760,311	$2,072,811	$822,811	$985,311
Jason C. Reed
Cash Severance Payment	$1,237,500	$1,550,000	$300,000	$462,500
Medical/Welfare Benefits	$13,842	$13,842	$13,842	$13,842
Equity-Award Acceleration(1)	$502,308	$502,308	$502,308	$502,308
Total	$1,753,650	$2,066,150	$816,150	$978,650
Jamie A. Yoakum
Cash Severance Payment	$865,000	$1,095,000	$175,000	$317,500
Medical/Welfare Benefits	$—	$—	$—	$—
Equity-Award Acceleration(1)	$301,387	$301,387	$301,387	$301,387
Total	$1,166,387	$1,396,387	$476,387	$618,887

(1)Represents all unvested, time-based restricted shares of Class A common stock outstanding as of December 31, 2020.

Employment Agreements
On July 28, 2020, in connection with the execution of the purchase agreement relating to the Internalization Transaction, Mr. Seton and Ms. Neely entered into the Employment Agreements setting forth the terms upon which they will serve as Chief Executive Officer and Chief Financial Officer, respectively. The Employment Agreements became effective on September 30, 2020 and will continue in effect through December 31, 2025, unless terminated sooner pursuant to the Employment Agreements.
Seton Employment Agreement
Pursuant to the terms of Mr. Seton’s Employment Agreement, Mr. Seton is entitled to, among other things:
•an annual base salary of not less than $800,000;
•an annual cash bonus with a target amount of at least 135% of his annual base salary, based on criteria and goals established by our Board of Directors or one of its committees, or the Seton Target Annual Bonus; provided, however, that Mr. Seton’s annual bonus for calendar year 2020 was a fixed amount equal to the Seton Target Annual Bonus (rather than being based on criteria and goals established and administered by our Board of Directors or a committee thereof) and was prorated to reflect the period of employment from the Closing of the Internalization Transaction through December 31, 2020;
•in the first quarter of calendar year 2021, an award of time-based restricted stock, or the Seton Time-Based 2021 Award, and an award of performance-based restricted stock units, or the Seton Performance-Based 2021 Award, was granted under the A&R Incentive Plan and award agreements, which are collectively referred to as the Seton 2021 Awards. The combined value of our shares of common stock underlying the Seton 2021 Awards on the grant date are $1,800,000, with 50% of the grant date value of the Seton 2021 Awards consisting of the Seton Performance-Based 2021 Award and 50% consisting of the Seton Time-Based 2021 Award. The performance objectives and other terms and conditions of the Seton Performance-Based 2021 Award were determined by our Board of Directors, and the Seton Time-Based 2021 Award vest ratably over four years following the grant date, subject to Mr. Seton’s continued employment during the applicable vesting dates, with certain exceptions;
•as soon as practicable (but in no event more than 10 days) after the Closing of the Internalization Transaction, a grant of time-based restricted stock with a grant date fair value of $2,000,000, which, subject to the Mr. Seton’s continuous employment through the applicable vesting dates, with certain exceptions, will vest on December 31, 2024, or, if earlier, on the 15th month anniversary of the date of a “Qualified Event” (such as a listing of the Company’s stock on a nationally recognized stock exchange or an underwritten public offering of the Company’s stock). Such award was granted under and subject to the terms of the A&R Incentive Plan and an award agreement;
•participate in all employee benefit programs made available to our employees generally from time to time and to receive certain other perquisites; and
•payments and benefits upon termination of employment without “cause” or by Mr. Seton with “good reason” and with an execution of a release of claims as follows: (1) a lump sum cash payment equal to a multiple of two (if the termination does not occur within 12 months after a change in control) or two and one half (if the termination occurs within 12 months after a change in control) of the sum of his then-current base salary and the Seton Target Annual Bonus; (2) a pro-rated annual bonus for the year of termination; (3) vesting of all outstanding equity-based awards that are subject solely to time-based vesting conditions; and (4) if Mr. Seton elects continuation of coverage under our group health plan, continuation of subsidized health care coverage on the same terms as in effect at the time of termination for 18 months or, if earlier, until Mr. Seton becomes eligible for health care coverage from another employer or eligibility for continuation of coverage under any group health plan ends.
Mr. Seton’s Employment Agreement provides that for the 24-month period following a termination of employment for any reason, Mr. Seton will not solicit our employees or exclusive consultants or independent contractors and will not solicit our customers or, in the case of a termination of employment where severance is provided pursuant to the terms of the Employment Agreement, compete with us. The Employment Agreement also contains covenants relating to the treatment of confidential information and intellectual property matters and restrictions on the ability of Mr. Seton on the one hand and the Company on the other hand to disparage the other.
Neely Employment Agreement
Pursuant to the terms of Ms. Neely’s Employment Agreement, Ms. Neely is entitled to, among other things:
•an annual base salary of not less than $450,000;
•an annual cash bonus with a target amount of at least 100% of her annual base salary, based on criteria and goals established by our Board of Directors or one of its committees, or the Neely Target Annual Bonus; provided, however, that Ms. Neely’s annual bonus for calendar year 2020 was a fixed amount equal to the Neely Target Annual Bonus (rather than being based on criteria and goals established and administered by our Board of Directors or one if its committees) and was prorated to reflect the period of employment from the Closing of the Internalization Transaction through December 31, 2020;
•in the first quarter of calendar year 2021, an award of time-based restricted stock, or the Neely Time-Based 2021 Award, and an award of performance-based restricted stock units, or the Neely Performance-Based 2021 Award was granted under the A&R Incentive Plan and award agreements, which are collectively referred to as the Neely 2021 Awards. The combined value of our shares of common stock underlying the Neely 2021 Awards on the grant date was $700,000, with 50% of the grant date value of the Neely 2021 Awards consisting of the Neely Performance-Based 2021 Award and 50% consisting of the Neely Time-Based 2021 Award. The performance objectives and other terms and conditions of the Neely Performance-Based 2021 Award were determined by our Board of Directors, and the Neely Time-Based 2021 Award vest ratably over four years following the grant date, subject to Ms. Neely’s continued employment during the applicable vesting dates, with certain exceptions.
•as soon as practicable (but in no event more than 10 days) after the Closing of the Internalization Transaction, a grant of time-based restricted stock with a grant date fair value of $1,000,000, which, subject to the Ms. Neely’s continuous employment through the applicable vesting dates, with certain exceptions, will vest on December 31, 2024, or, if earlier, on the 15th month anniversary of the date of a “Qualified Event” (such as a listing of the Company’s stock on a nationally recognized stock exchange or an underwritten public offering of the Company’s stock). Such award was granted under and subject to the terms of the A&R Incentive Plan and an award agreement;
•participate in all employee benefit programs made available to our employees generally from time to time and to receive certain other perquisites;
•payments and benefits upon termination of employment without “cause” or by Ms. Neely with “good reason” and with an execution of a release of claims as follows: (1) a lump sum cash payment equal to a multiple of one and one half (if the termination does not occur within 12 months after a change in control) or two (if the termination occurs within 12 months after a change in control) of the sum of her then-current base salary and the Neely Target Annual Bonus; (2) a pro-rated annual bonus for the year of termination; (3) vesting of all outstanding equity-based awards that are subject solely to time-based vesting conditions; and (4) if Ms. Neely elects continuation of coverage under our group health plan, continuation of subsidized health care coverage on the same terms as in effect at the time of termination for 18 months or, if earlier, until Ms. Neely becomes eligible for health care coverage from another employer or eligibility for continuation of coverage under any group health plan ends.
Ms. Neely’s Employment Agreement provides that for the 12-month period following a termination of employment for any reason, Ms. Neely will not solicit our employees or exclusive consultants or independent contractors and will not solicit our customers or, in the case of a termination of employment where severance is provided pursuant to the terms of the Employment Agreement, compete with us. The Employment Agreement also contains covenants relating to the treatment of confidential information and intellectual property matters and restrictions on the ability of Ms. Neely on the one hand and the Company on the other hand to disparage the other.
Offers of Employment
In connection with the execution of the purchase agreement relating to the Internalization Transaction, each of Mr. Sajeski, Mr. Reed and Mr. Yoakum were offered at-will employment with the Company, effective on September 30, 2020. The offers included the terms and conditions governing their employment, including base salary, annual cash bonus amounts and long term incentive awards, all of which are intended to promote retention and be competitive with our peers, as well as benefits applicable to all employees of the Company.
Risk Considerations in our Compensation Program
The Compensation Committee has assessed our compensation program for the purpose of reviewing and considering any risks presented by our compensation policies and practices that are likely to have a material adverse effect on us. Following the assessment, the Compensation Committee determined that our compensation policies and practices did not create risks that were reasonably likely to have a material adverse effect on the Company.

Compensation Committee Interlocks and Insider Participation
No executive officer of the Company has served as a director or member of the Compensation Committee (or other committee serving an equivalent function, or in the absence of any such committee, the entire Board of Directors) of any other entity that has one of its executive officers serving or having served as a member of our Board of Directors or Compensation Committee.
Compensation Committee Report
The Compensation Committee of Sila Realty Trust, Inc. has reviewed and discussed with management the Compensation Discussion and Analysis included in this Proxy Statement. Based on its review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into the Company Annual Report on Form 10-K for the fiscal year ended December 31, 2020.
By the Compensation Committee of the Board of Directors of Sila Realty Trust, Inc.

Randall Greene
Roger Pratt
Ronald Rayevich
EQUITY COMPENSATION PLAN INFORMATION
Securities Authorized for Issuance Under Equity Compensation Plans and Unregistered Sales of Equity Securities
We adopted the Incentive Plan, pursuant to which our Board of Directors has the authority to grant restricted or deferred stock awards to persons eligible under the plan. As of December 31, 2020, the maximum number of shares of our Class A common stock that may be issued pursuant to the Incentive Plan was 300,000, subject to adjustment under specified circumstances. On March 6, 2020, our Board of Directors approved the A&R Incentive Plan, pursuant to which we have the authority and power to grant awards of restricted shares of our Class A common stock to our directors, officers and employees, employees of our former advisor and its affiliates, employees of entities that provide services to us, directors of our former advisor or of entities that provide services to us, certain of our consultants and certain consultants to our former advisor and its affiliates or to entities that provide services to us. Our Board of Directors has authorized a total of 5,000,000 shares of Class A common stock for issuance under the A&R Incentive Plan on a fully diluted basis at any time.
The following table provides information regarding the A&R Incentive Plan as of December 31, 2020:

Plan Category	Number of Securities to Be Issued upon Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance
Equity compensation plans approved by security holders	—	—	4,344,323
Equity compensation plans not approved by security holders	—	—	—
Total	—	—	4,344,323
The shares described above were not registered under the Securities Act and were issued in reliance on Section 4(a)(2) of the Securities Act.

BENEFICIAL OWNERSHIP OF EQUITY SECURITIES
The following table sets forth information as of April 22, 2021, regarding the beneficial ownership of our common stock by each person known by us to own 5.0% or more of the outstanding shares of any class of our common stock, each of our directors, and each NEO, and our directors and executive officers as a group. The percentage of beneficial ownership is calculated based on 166,996,024 shares of Class A common stock outstanding, as of April 22, 2021. As of the date of this proxy statement, there were no executive officers, directors, or other beneficial owners holding any shares of Class I common stock, Class T common stock, and Class T2 common stock.

Name of Beneficial Owner (1)	Number of Class A Shares of Common Stock Beneficially Owned (2)	Percentage of All Class A Common Stock
Directors
Michael A. Seton (3)	334,781	*
Jonathan Kuchin (4)	49,850	*
Randall Greene (5)	47,339	*
Adrienne Kirby (6)	—	*
Roger Pratt (7)	17,530	*
Ronald Rayevich (8)	40,857	*
Executive Officers
Kay C. Neely (9)	155,883	*
Jon C. Sajeski (10)	70,749	*
Jason C. Reed (11)	70,749	*
Jamie A. Yoakum (12)	43,313	*
All officers and directors as a group (10 persons)	831,051	*

*    Represents less than 1% of the outstanding Class A common stock.
(1)The address of each beneficial owner listed is Sila Realty Trust, Inc., 4890 W. Kennedy Blvd., Suite 650, Tampa, Florida 33609.
(2)Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities and shares issuable pursuant to options, warrants and similar rights held by the respective person or group which may be exercised within 60 days following April 22, 2021. Except as otherwise indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.
(3)Represents 231,214 time-based restricted shares of Class A common stock issued on October 1, 2020 and the Time-Based 2021 Award, consisting of 103,567 restricted shares of Class A common stock, issued on January 8, 2021.
(4)Represents 34,488 restricted shares of our Class A common stock issued to the beneficial owner in connection with his initial election, his subsequent re-elections to the Board of Directors and restricted shares of our Class A common stock granted under the A&R Incentive Plan; and 15,362 non-restricted shares of Class A common stock received as merger consideration in connection with our merger with Carter Validus Mission Critical REIT, Inc., or the REIT Merger.
(5)Represents 30,532 restricted shares of our Class A common stock issued to the beneficial owner in connection with his initial election, his subsequent re-elections to the Board of Directors and restricted shares of our Class A common stock granted under the A&R Incentive Plan; and 16,807 non-restricted shares of Class A common stock received as merger consideration in the REIT Merger.
(6)On April 15, 2021, the Board of Directors appointed Ms. Kirby as director, effective immediately. On April 23, 2021, we granted Ms. Kirby 1,677 restricted shares of our Class A common stock under the A&R Incentive Plan.
(7)Represents restricted shares of our Class A common stock issued to the beneficial owner in connection with his initial election, his subsequent re-election to the Board of Directors and restricted shares of our Class A common stock granted under the A&R Incentive Plan.

(8)Represents 28,218 restricted shares of our Class A common stock issued to the beneficial owner in connection with his initial election, his subsequent re-elections to the Board of Directors and restricted shares of our Class A common stock granted under the A&R Incentive Plan; and 12,639 non-restricted shares of Class A common stock received as merger consideration in the REIT Merger.
(9)Represents 115,607 time-based restricted shares of Class A common stock issued on October 1, 2020 and the Time-Based 2021 Award, consisting of 40,276 restricted shares of Class A common stock, issued on January 8, 2021.
(10)Represents 57,803 time-based restricted shares of Class A common stock issued on October 1, 2020 and the Time-Based 2021 Award, consisting of 12,946 restricted shares of Class A common stock, issued on January 8, 2021.
(11)Represents 57,803 time-based restricted shares of Class A common stock issued on October 1, 2020 and the Time-Based 2021 Award, consisting of 12,946 restricted shares of Class A common stock, issued on January 8, 2021.
(12)Represents 34,682 time-based restricted shares of Class A common stock issued on October 1, 2020 and the Time-Based 2021 Award, consisting of 8,631 restricted shares of Class A common stock, issued on January 8, 2021.

AUDIT COMMITTEE REPORT
Independent Auditors
KPMG LLP (“KPMG”) is the independent registered public accounting firm selected by our Audit Committee for the fiscal year ended December 31, 2020. KPMG has served as our independent registered public accounting firm since 2014. The Audit Committee reserves the right, however, to select new auditors at any time in the future in its discretion if it deems such decision to be in the best interests of the Company. Any such decision would be disclosed to the stockholders in accordance with applicable securities laws. KPMG representatives will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so. In addition, KPMG representatives will be available to respond to appropriate questions posed by any stockholders.
During the year ended December 31, 2019 through the most recent fiscal year ended December 31, 2020, neither the Company nor anyone on its behalf consulted with KPMG regarding: (1) the application of accounting principles to a specified transaction, either completed or proposed; (2) the type of audit opinion that might be rendered on the Company’s financial statements; or (3) any matter that was either the subject of a disagreement or event identified in response to Item 304(a)(1) of Regulation S-K (there being none).
The Audit Committee reviewed the audit and non-audit services performed by KPMG, as well as the fees charged by KPMG for such services. In its review of the non-audit services and fees, the Audit Committee considered whether the provision of such services is compatible with maintaining the independence of KPMG. The aggregate fees billed to us for professional accounting services by KPMG for the years ended December 31, 2020 and December 31, 2019, are respectively set forth in the table below.

	Year Ended December 31, 2020	Year Ended December 31, 2019
Audit fees	$820,000	$906,500
Audit-related fees	—	—
Tax fees	164,110	—
All other fees	10,000	10,000
Total	$994,110	$916,500
For purpose of the preceding table, the professional fees are classified as follows:
•Audit fees - These are fees for professional services performed for the audit of our annual financial statements and the required review of quarterly financial statements and other procedures performed by the independent auditors in order for them to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent auditors in connection with statutory and regulatory filings or engagements and other services that generally only the independent auditor reasonably can provide, such as services associated with filing registration statements, periodic reports and other filings with the SEC, and audits of acquired properties or businesses or statutory audits for our subsidiaries or affiliates.
•Audit-related fees - These are fees for assurance and related services that traditionally are performed by independent auditors, such as due diligence related to acquisitions and dispositions, attestation services that are not required by statute or regulation, statutory subsidiary or equity investment audits incremental to the audit of the consolidated financial statements and general assistance with the implementation of Section 404 of the Sarbanes-Oxley Act of 2002 and other SEC rules promulgated pursuant to the Sarbanes Oxley Act of 2002.
•Tax fees - These are fees for all professional services performed by professional staff, except those services related to the audit of our financial statements. These include fees for tax compliance, tax planning, and tax advice, including federal, state and local issues. Services may also include assistance with tax audits and appeals before the IRS and similar state and local agencies, as well as federal, state, and local tax issues related to due diligence.
•All other fees - These are fees for other permissible work performed that do not meet the above-described categories, including a subscription to an accounting research website.

Pre-Approval Policies
The Audit Committee’s charter imposes a duty on the Audit Committee to pre-approve all auditing services performed for us by our independent auditors, as well as all permitted non-audit services (including the fees and terms thereof) in order to ensure that the provision of such services does not impair the auditors’ independence. Unless a type of service to be provided by the independent auditors has received “general” pre-approval, it will require “specific” pre-approval by the Audit Committee.
All requests for services to be provided by the independent auditor that do not require specific pre-approval by the Audit Committee will be submitted to management and must include a detailed description of the services to be rendered. Management will determine whether such services are included within the list of services that have received the general pre-approval of the Audit Committee. The Audit Committee will be informed on a timely basis of any such services rendered by the independent auditors.
Requests to provide services that require specific pre-approval by the Audit Committee will be submitted to the Audit Committee by both the independent auditors and the principal financial officer, and must include a joint statement as to whether, in their view, the request is consistent with the SEC’s rules on auditor independence. The chairman of the Audit Committee has been delegated the authority to specifically pre-approve de minimis amounts for services not covered by the general pre-approval guidelines. All amounts, including a subscription to an accounting research website, require specific pre-approval by the Audit Committee prior to the engagement of KPMG. All amounts specifically pre-approved by the chairman of the Audit Committee in accordance with this policy, are to be disclosed to the full Audit Committee at the next regularly scheduled meeting.
All services rendered by KPMG for the years ended December 31, 2020 and December 31, 2019 were pre-approved in accordance with the policies and procedures described above.

Report of the Audit Committee
Pursuant to the Audit Committee charter adopted by the Company’s Board of Directors, the Audit Committee’s primary function is to assist the Board of Directors in fulfilling its oversight responsibilities by overseeing the independent auditors and reviewing the financial information to be provided to the stockholders and others, the system of internal control over financial reporting that management has established and the audit and financial-reporting process. The Audit Committee is composed of four independent directors. The Company’s management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. Membership on the Audit Committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing, and the members of the Audit Committee are not professionally engaged in the practice of accounting or auditing. The Audit Committee’s role does not provide any special assurance with regard to the financial statements of the Company, nor does it involve a professional evaluation of the quality of the audits performed by the independent auditors. The Audit Committee relies in part, without independent verification, on information provided to it and on representations made by management and the independent auditors that the financial statements have been prepared in conformity with U.S. generally accepted accounting principles.
In this context, in fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the 2020 audited financial statements with management, including a discussion of the quality and acceptability of the financial reporting and controls of the Company.
The Audit Committee reviewed with KPMG its judgments as to the quality and the acceptability of the financial statements and the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) and other matters required by the Audit Committee charter. In addition, the Audit Committee has received the written disclosures and the letter from KPMG required by PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence” and discussed with the independent registered public accounting firm its independence from the Company and its management. When considering the independence of KPMG, the Audit Committee considered whether its array of services to the Company beyond those rendered in connection with its audit of our consolidated financial statements and reviews of the Company’s consolidated financial statements, including the Company’s quarterly reports on Form 10-Q, was compatible with maintaining its independence. The Audit Committee also reviewed, among other things, the audit and non-audit services performed by, and the amount of fees paid for these services to, KPMG.
The Audit Committee discussed with KPMG the overall scope and plans for the audit. The Audit Committee meets periodically with KPMG, with and without management present, to discuss the results of their examinations, their evaluations of internal controls and the overall quality of the financial reporting of the Company.
In reliance on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the 2020 audited financial statements of the Company that were included in the Annual Report on Form 10-K for the year ended December 31, 2020, be filed with the SEC on March 24, 2021. The Audit Committee also reappointed, and the Board of Directors has approved, KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2021.

The Audit Committee of the Board of Directors:
Jonathan Kuchin (Chairman)
Randall Greene
Ronald Rayevich
Adrienne Kirby

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS
Our independent directors have reviewed the material transactions between our affiliates and us during the year ended December 31, 2020. Set forth below is a description of the transactions with affiliates. We believe that we have executed all of the transactions set forth below on terms that are fair and reasonable to the Company and on terms no less favorable to us than those available from unaffiliated third parties.
Prior to the Closing of the Internalization Transaction, the Company had no direct employees. Substantially all of the Company's business was managed by our Former Advisor. The employees of the Former Advisor and its affiliates provided services to the Company related to acquisitions, property management, asset management, accounting, investor relations and all other administrative services.
Upon completion of the Internalization Transaction, the employees of an affiliate of the Former Advisor, became employees of the Company and the functions previously performed by the Former Advisor were internalized by the Company. As an internally managed company, the Company no longer pays the Former Advisor and its affiliates any fees or expense reimbursements arising from the advisory agreement. Additionally, the Company concluded that there were no preexisting relationships between the former advisor and the Company that had to be settled and accounted for as separate transactions from the Internalization Transaction.
Special Limited Partner Interest of Advisor
Prior to the Closing of the Internalization Transaction, our Former Advisor, as the special limited partner of the Operating Partnership, was entitled to: (i) certain cash distributions upon the disposition of certain of the Operating Partnership’s assets; or (ii) a one-time payment in the form of cash, shares or promissory note or a combination of the forms of payment in connection with the redemption of the special limited partnership interests upon the occurrence of a listing of the Company’s shares of common stock on a national stock exchange or certain events that result in the termination or non-renewal of the advisory agreement. The Former Advisor would only become entitled to the compensation after stockholders have, in the aggregate, cumulative distributions equal to their invested capital plus an 8.0% cumulative, non-compounded annual return on such invested capital.
The Former Advisor's special limited partnership interest in the Operating Partnership was redeemed and cancelled at the Closing of the Internalization Transaction and the former advisor did not receive any compensation as a special limited partner of the Operating Partnership.
Distribution and Servicing Fees
Through the termination of the Offering on November 27, 2018, we paid SC Distributors, LLC, an affiliate of the Former Advisor that served as the dealer manager of the Offerings, or the Dealer Manager, selling commissions and dealer manager fees in connection with the sale of shares of certain classes of common stock. We continue to pay the Dealer Manager a distribution and servicing fee with respect to its Class T and Class T2 shares of common stock that were sold in the Initial Offering (primary Offering only) and the Offering.
We will cease paying the distribution and servicing fee with respect to Class T shares at the earliest to occur of the following: (i) a listing of the Class T shares on a national securities exchange, (ii) following the completion of the Offering, total underwriting compensation in the Offering equaling 10.0% of the gross proceeds from the Offering less the total amount of distribution and servicing fees waived by participating broker-dealers in the Offering, (iii) such Class T shares no longer being outstanding, (iv) December 31, 2021, which is the fourth anniversary of the last day of the fiscal quarter in which our primary offering of our initial public offering terminated and (v) the date on which the holder of such Class T share or its agent notifies us or our agent that he or she is represented by a new participating broker-dealer; provided that we will continue paying the Class T distribution and servicing fee, which shall be re-allowed to the new participating broker-dealer, if the new participating broker-dealer enters into a participating broker-dealer agreement with our dealer manager or otherwise agrees to provide the services set forth in the dealer manager agreement.
We will cease paying the distribution and servicing fee with respect to a Class T2 share at the earliest to occur of the following: (i) a listing of the Class T2 shares on a national securities exchange; (ii) following the completion of the Offering, total underwriting compensation in the Offering equaling 10% of the gross proceeds from the Offering; (iii) there are no longer any Class T2 shares outstanding; (iv) the end of the month in which our transfer agent, on our behalf, determines that total underwriting compensation, including selling commissions, dealer manager fees, the Class T2 distribution and servicing fee and other elements of underwriting compensation with respect to such Class T2 share, would be in excess of 8.5% of the total gross investment amount at the time of purchase of such Class T2 share; (v) the end of the month in which our transfer agent, on our behalf, determines that the Class T2 distribution and servicing fee with respect to such Class T2 share would be in excess of

3.0% of the total gross investment amount at the time of purchase of such Class T2 share; (vi) the date on which such Class T2 share is repurchased by us; and (vii) the date on which the holder of such Class T2 share or its agent notifies us or our agent that he or she is represented by a new participating broker-dealer; provided that we will continue paying the Class T2 distribution and servicing fee, which shall be re-allowed to the new participating broker-dealer, if the new participating broker-dealer enters into a participating broker-dealer agreement with our dealer manager or otherwise agrees to provide the services set forth in the dealer manager agreement. At the time we cease paying the distribution and servicing fee with respect to a Class T2 share pursuant to the provisions above, such Class T2 share (including associated Class T2 DRIP shares) will convert into a number of Class I shares (including any fractional shares) with an equivalent of NAV as such share. Stockholders will receive a confirmation notice when their Class T2 shares have been converted into Class I shares. We currently expect that any such conversion will be on a one-for-one basis, as we expect the NAV per share of each Class T2 share and Class I share to be the same.
During the Offerings, all selling commissions were expected to be re-allowed to participating broker-dealers. The dealer manager fee could be partially re-allowed to participating broker-dealers. No selling commissions, dealer manager fees and distribution and servicing fees are paid in connection with purchases of shares of any class issued pursuant to the DRIP.
Effective September 30, 2020, as a result of the Internalization Transaction, the Dealer Manager is no longer a related party of the Company.
Acquisition Fees and Expenses
Prior to entering into the purchase agreement for the Internalization Transaction on July 28, 2020, we paid to the Former Advisor 2.0% of the contract purchase price of each property or asset acquired and 2.0% of the amount advanced with respect to loans and similar assets (including without limitation mezzanine loans).
Prior to the Closing of the Internalization Transaction, we reimbursed the Former Advisor for acquisition expenses incurred in connection with the selection and acquisition of properties or real estate-related investments (including expenses relating to potential investments that the Company did not close), such as legal fees and expenses, costs of real estate due diligence, appraisals, non-refundable option payments on properties not acquired, travel and communications expenses, accounting fees and expenses and title insurance premiums, whether or not the property was acquired. We reimbursed the Former Advisor expenses of approximately 0.01% of the aggregate purchase price all of properties acquired.
Asset Management Fees
Prior to the Closing of the Internalization Transaction, we paid to the Former Advisor an asset management fee calculated on a monthly basis in an amount equal to 1/12th of 0.75% of aggregate asset value, which was payable monthly, in arrears.
Operating Expense Reimbursement
Prior to the Closing of the Internalization Transaction, we reimbursed the Former Advisor for all operating expenses it paid or incurred in connection with the services provided to us, subject to certain limitations. Expenses in excess of the operating expenses in the four immediately preceding quarters that exceeded the greater of (a) 2% of average invested assets or (b) 25% of net income, subject to certain adjustments, were not reimbursed unless the independent directors determined such excess expenses were justified. We did not reimburse the Former Advisor for personnel costs in connection with services for which the Former Advisor received an acquisition fee or a disposition fee.
Property Management Fees
In connection with the rental, leasing, operation and management of our properties, prior to the Closing of the Internalization Transaction, we paid the former property manager, and its affiliates, aggregate fees equal to 3.0% of gross revenues from the properties managed, or property management fees. We reimbursed the former property manager and its affiliates for property-level expenses that any of them paid or incurred on our behalf, including certain salaries, bonuses and benefits of persons employed by the former property manager and its affiliates, except for the salaries, bonuses and benefits of persons who also served as one of its executive officers. For certain properties the former property manager and its affiliates subcontracted the performance of their duties to third parties and paid all or a portion of the property management fee to the third parties with whom they contracted for those services. When we contracted directly with third parties for such services, we paid such third parties customary market fees and paid the former property manager an oversight fee equal to 1.0% of the gross revenues of the properties managed. In no event did we pay the former property manager or any affiliate both a property management fee and an oversight fee with respect to any particular property.
Leasing Commission Fees
Prior to the Closing of the Internalization Transaction, we paid the former property manager a separate fee in connection with leasing properties to new tenants or renewals or expansions of existing leases with existing tenants in an amount not to exceed the fee customarily charged in arm’s-length transactions by others rendering similar services in the same geographic area for similar properties as determined by a survey of brokers and agents in such area.
Construction Management Fees
Prior to the Closing of the Internalization Transaction, for acting as general contractor and/or construction manager to supervise or coordinate projects or to provide major repairs or rehabilitation on our properties, we paid the former property manager up to 5.0% of the cost of the projects, repairs and/or rehabilitation, as applicable, or construction management fees.
Disposition Fees
Prior to the Closing of the Internalization Transaction, we paid our Former Advisor, or its affiliates, if the Former Advisor or its affiliate provided a substantial amount of services (as determined by a majority of our independent directors) in connection with the sale of properties, a disposition fee, equal to the lesser of 1.0% of the contract sales price or one-half of the total brokerage commission paid if a third party broker was also involved, without exceeding the lesser of 6.0% of the contract sales price or a reasonable, customary and competitive real estate commission.
As of December 31, 2020, we did not have any amounts payables to affiliates outstanding in connection with our related party transactions. The following table details amounts incurred to affiliates in connection with our related party transactions as described above for the year ended December 31, 2020 (amounts in thousands):

		Incurred
		Year Ended December 31,
Fee	Entity	2020
Distribution and servicing fees(1)	SC Distributors, LLC	$(65)
Acquisition fees and costs	Carter Validus Advisors II, LLC and its affiliates	97
Asset management fees	Carter Validus Advisors II, LLC and its affiliates	17,914
Property management fees	Carter Validus Real Estate Management Services II, LLC	5,290
Operating expense reimbursement	Carter Validus Advisors II, LLC and its affiliates	3,966
Leasing commission fees	Carter Validus Real Estate Management Services II, LLC	594
Construction management fees	Carter Validus Real Estate Management Services II, LLC	435
Disposition fees	Carter Validus Advisors II, LLC and its affiliates	350
Loan origination fees	Carter Validus Advisors II, LLC and its affiliates	560
Total		$29,141

(1)     Reduction of distribution and servicing fees is a result of repurchases of Class T and Class T2 shares of common stock for the year ended December 31, 2020.
Review, Approval or Ratification of Transactions with Related Persons
In order to reduce or eliminate certain potential conflicts of interest, our charter contains a number of restrictions relating to (1) transactions we enter into with our directors, and (2) certain future offerings. These restrictions include, among others, the following:
•We will not purchase or lease properties from any of our directors or any of their respective affiliates without a determination by a majority of our directors, including a majority of our independent directors, not otherwise interested in such transaction that such transaction is fair and reasonable to us and at a price to us no greater than the cost of the property to the seller or lessor unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In no event will we acquire any such property at an amount in excess of its current appraised value, as determined by an independent appraiser. We will not sell or lease properties to any of our directors or any of their respective affiliates unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction, determines that the transaction is fair and reasonable to us.
•We will not make any loans to any of our directors or any of their respective affiliates, except that we may make or invest in mortgage loans involving our directors or their respective affiliates, if such mortgage loan is insured or guaranteed by a government or government agency or provided, among other things, that an appraisal of the underlying property is obtained from an independent appraiser and the transaction is approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction as fair and reasonable to us and on terms no less favorable to us than those available from unaffiliated third parties. Any of our directors and any of their respective affiliates will not make loans to us or to joint ventures in which we are a joint venture partner unless approved by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable, and no less favorable to us than comparable loans between unaffiliated parties.
We will not accept goods or services from our directors or any of their or its affiliates or enter into any other transaction with our directors or any of their affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction, approve such transaction as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.
PROPOSAL NO. 2 — NON-BINDING ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION
Pursuant to Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to vote on a non-binding advisory resolution approving the compensation paid to our NEOs described in this Proxy Statement pursuant to the compensation disclosure rules of the SEC. This proposal, known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officer compensation. Approval of this non-binding advisory resolution will be secured by an affirmative vote of a majority of the votes cast with respect to this proposal.
In accordance with Section 14A of the Exchange Act, we are asking stockholders to approve, on a non-binding advisory basis, the following resolution at the Annual Meeting:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby approved.”
We are asking our stockholders to indicate their support for the compensation of our NEOs. This non-binding advisory vote is not limited to any specific item of compensation, but rather addresses the overall compensation of our named executive officers and our policies and practices relating to their compensation as described in this Proxy Statement pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative disclosure.
While this vote is advisory and will be non-binding, the Board of Directors and the Compensation Committee value the opinions of our stockholders and intend to take the results of the vote on this proposal into account in future decisions regarding the compensation of our named executive officers.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ADOPTION OF A NON-BINDING ADVISORY RESOLUTION APPROVING THE COMPENSATION FOR OUR NAMED EXECUTIVE OFFICERS AS DESCRIBED HEREIN.
PROPOSAL NO. 3 — NON-BINDING ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION
As noted in “Proposal No. 2 — Advisory Vote on Named Executive Officer Compensation,” our stockholders are being asked to cast a vote in favor of the adoption of a non-binding advisory resolution approving the compensation of our NEOs described in this Proxy Statement. Section 14A of the Exchange Act requires us to seek input from our stockholders regarding the frequency with which we will hold future non-binding advisory votes on the compensation of our named executive officers.
The Board of Directors believes that a frequency of one year for the non-binding advisory vote on the named executive officer compensation is the optimal interval for conducting and responding to a “say-on-pay” vote.
You may cast your vote on your preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when you vote in response to this proposal. The frequency of the advisory vote on executive compensation (one, two or three years) receiving the greatest number of votes cast at the Annual Meeting will be considered the frequency recommended by stockholders.
Although this advisory vote is non-binding, the Board of Directors and the Compensation Committee will review the results of the vote and will take them into account in making a determination concerning the frequency of future advisory votes on named executive officer compensation.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “ONE YEAR” WITH RESPECT TO THE FREQUENCY OF FUTURE NON-BINDING ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION.

PROPOSAL NO. 4 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Audit Committee selected and appointed the firm of KPMG to act as our independent registered public accounting firm for the year ending December 31, 2021. Ratification of the appointment of KPMG requires the affirmative vote of a majority of the votes cast in person or by proxy at a meeting at which a quorum is present. Any shares not voted, whether by abstention, broker non-vote or otherwise, have no impact on the vote.
Although stockholder ratification of the appointment of our independent auditor is not required by our bylaws or otherwise, we are submitting the selection of KPMG to our stockholders for ratification as a matter of good corporate governance practice. Even if the selection is ratified, our Audit Committee, in its discretion, may select a different independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company. If our stockholders do not ratify the Audit Committee’s selection, the Audit Committee will take that fact into consideration, together with such other factors it deems relevant, in determining its next selection of our independent registered public accounting firm.
Representatives of KPMG are expected to be available during the Annual Meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to questions from our stockholders. Please see the section entitled “Audit Committee Report - Independent Auditors” in this proxy statement for the aggregate fees billed to us for professional accounting services by KPMG for the years ended December 31, 2020 and December 31, 2019.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF KPMG AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.
STOCKHOLDER PROPOSALS
Stockholder Proposals in the Proxy Statement. Rule 14a-8 under the Exchange Act addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of stockholders. Under Rule 14a-8, in order for a stockholder proposal to be considered for inclusion in the proxy statement and proxy card relating to our 2022 Annual Meeting of Stockholders, the proposal must be received at our principal executive offices no later than December 31, 2021. If the date of the 2022 Annual Meeting changes by more than thirty (30) days from the date that is the first anniversary of the Annual Meeting, then the deadline is a reasonable time before the Company begins to print and mail proxy materials for the 2022 Annual Meeting.
Stockholder Proposals and Nominations for Directors to be Presented at Meetings. If a stockholder wishes to present a proposal at the 2022 Annual Meeting of Stockholders, whether or not the proposal is intended to be included in the 2022 proxy materials, our bylaws currently require that the stockholder give advance written notice to our Chief Financial Officer, Treasurer and Secretary, Kay C. Neely, at our offices no earlier than December 1, 2021, and no later than 5:00 p.m., Eastern Time, on December 31, 2021; provided, however, that in the event that the date of the 2022 Annual Meeting of Stockholders is advanced or delayed by more than thirty days from July 8, 2022, written notice of a stockholder proposal must be delivered not earlier than the 150th day prior to the date of the 2022 Annual Meeting of Stockholders and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of the 2022 Annual Meeting of Stockholders, as originally convened, or the tenth day following the day on which public announcement of the date of the 2022 Annual Meeting of Stockholders is first made. Any stockholder proposals not received by us by the applicable date in the previous sentence will be considered untimely. Rule 14a-4(c) promulgated under the Exchange Act permits our management to exercise discretionary voting authority under proxies it solicits with respect to such untimely proposals. Stockholders are advised to review the Company’s bylaws, which contain other requirements with respect to advance notice of stockholder proposals and director nominations.
ANNUAL REPORT
Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, was mailed to stockholders on or about April 30, 2021. Our Annual Report on Form 10-K is incorporated in this proxy statement and is deemed a part of the proxy soliciting material.

ANY STOCKHOLDER WHO DID NOT RECEIVE A COPY OF OUR MOST RECENT ANNUAL REPORT ON FORM 10-K OR WOULD LIKE ADDITIONAL COPIES, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES, AS FILED WITH THE SEC, SHALL BE FURNISHED A COPY WITHOUT CHARGE UPON WRITTEN REQUEST TO: SILA REALTY TRUST, INC., 4890 W. KENNEDY BLVD., SUITE 650, TAMPA, FLORIDA 33609, ATTENTION: SECRETARY.

OTHER MATTERS
As of the date of this proxy statement, we know of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the discretion of the proxy holders.
You may also obtain our other SEC filings and certain other information concerning us through the Internet at www.sec.gov and www.silarealtytrust.com. Information contained in any website referenced in this proxy statement is not incorporated by reference in this proxy statement.

Sincerely,
By Order of the Board of Directors

Kay C. Neely
Chief Financial Officer, Treasurer and Secretary
PLEASE VOTE - YOUR VOTE IS IMPORTANT

Sila realty trust

P.O. BOX 8016, CARY, NC 27512-9903

YOUR VOTE IS IMPORTANT! PLEASE VOTE BY:

INTERNET
- Go To: **www.proxypush.com/Sila**
- Cast your vote online
- **Have your Proxy Card ready**
- Follow the simple instructions to record your vote

PHONE
- Call: **1-866-307-6114**
- Use any touch-tone telephone
- **Have your Proxy Card ready**
- Follow the simple recorded instructions

LIVE AGENT
- Call: **1-844-391-3599**
- Speak to a live agent and vote on a recorded line

MAIL
- Mark, sign and date your Proxy Card
- Fold and return your Proxy Card in the postage-paid envelope provided

PROXY TABULATOR
PO BOX 8035
CARY, NC 27512-9916

Sila Realty Trust, Inc.

Annual Meeting of Stockholders

For Stockholders as of record on April 22, 2021

TIME: Thursday, July 08, 2021 01:00 PM, Local Time
PLACE: 4890 W. Kennedy Boulevard, Suite 650, Tampa FL 33609

This proxy is being solicited on behalf of the management of Sila Realty Trust, Inc.

The undersigned hereby appoints Michael A. Seton and Kay C. Neely, and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Sila Realty Trust, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Sila Realty Trust, Inc.

Annual Meeting of Stockholders

Please make your marks like this: [X] Use dark black pencil or pen only

MANAGEMENT RECOMMENDS A VOTE "FOR" ON PROPOSALS 1, 2 AND 4 AND "1 YEAR" ON PROPOSAL 3

	PROPOSALS	YOUR VOTE			
1.	The election of six directors to hold office until the 2022 Annual Meeting of Stockholders and until their successors are duly elected and qualified.				
		FOR	WITHHOLD		
	1.01 Jonathan Kuchin	☐	☐		
	1.02 Randall Greene	☐	☐		
	1.03 Roger Pratt	☐	☐		
	1.04 Ronald Rayevich	☐	☐		
	1.05 Michael A. Seton	☐	☐		
	1.06 Adrienne Kirby	☐	☐		
		FOR	AGAINST	ABSTAIN	
2.	The approval (on a non-binding advisory basis) of our executive compensation as described in the proxy statement (say-on-pay)	☐	☐	☐	
		1YR	2YR	3YR	ABSTAIN
3.	The approval (on a non-binding advisory basis) of the frequency of future non-binding advisory votes on our executive compensation (say-on-frequency).	☐	☐	☐	☐
		FOR	AGAINST	ABSTAIN	
4.	The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2021.	☐	☐	☐	

Authorized Signatures - Must be completed for your instructions to be executed.
Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable) Date Signature (if held jointly) Date